EXHIBIT 4(5)

                        U.S. $35,000,000


            AMENDED AND RESTATED FINANCING AGREEMENT,


                 dated as of September 25, 1997,


                              among


     THE LENDERS FROM TIME TO TIME PARTIES TO THIS AGREEMENT


                           as Lenders


                               and


                 STAR BANK, NATIONAL ASSOCIATION


                            as Agent


                               and


                     SABRELINER CORPORATION

                      and its subsidiaries:

      MIDCOAST AVIATION, INC., MIDCOAST-LITTLE ROCK, INC.,
SABRETECH, INC., DIMENSION AVIATION, INC. and TURBOTECH REPAIRS,
                              INC.


                          as Borrowers

                        TABLE OF CONTENTS


1. DEFINITIONS                                                  2
    1.1 Defined Terms                                          2
    1.2 Environmental Definitions                             17
    1.3 Other Definitional Provisions; Construction           18

2. LOANS AND OTHER FINANCIAL ACCOMMODATIONS                    19
    2.1 Total Facility                                        19
    2.2 Revolving Loans                                       19
    2.3 Letters of Credit                                     20
    2.4 No Deficiency                                         22
    2.5 Procedures for Advancing and Funding Revolving Loans  22
    2.6 No Limitation on Liens                                24
    2.7 Discretionary Nature of Facility                      24
    2.8 General Conditions                                    25
    2.9 One General Obligation; Cross-Collateralized          25

3. INTEREST CHARGES; MINIMUM LOAN CHARGE; FEES                 26
    3.1 Interest on Loans                                     26
    3.2 Increased Costs                                       26
    3.3 Closing Fee                                           27
    3.4 Unused Commitment                                     27
    3.5 Letter of Credit Fees                                 27
    3.6 Interest Rate Protection                              28
    3.7 Calculation of Certain Charges                        28
    3.8 Payments; Charging Loan Account                       28
    3.9 Maximum Rate                                          28
    3.10 Monthly Loan Activity Accountings                    29

4. APPORTIONMENTS   OF  PAYMENTS;  SETTLEMENTS   AMONG   LENDERS;
   PARTICIPATIONS IN LETTERS OF CREDIT.                       29
    4.1 Apportionment of Payments; Pro Rata Treatment         29
    4.2 Settlements                                           30
    4.3 Letter of Credit Participations by Lenders            31
    4.4 Allocation of Payments Following Acceleration         32
    4.5 No Third Party Beneficiary                            33

5. NATURE OF BORROWERS' OBLIGATIONS; GUARANTY                  33
    5.1 Joint, Several and Primary Obligations                33
    5.2. Consolidated Borrowings                              33
    5.3. Guaranties                                           34

6. SECURITY                                                    34

7. RECEIVABLES;  INVENTORY; COLLECTION OF  RECEIVABLES;  DISPUTED
   RECEIVABLES; PROCEEDS OF INVENTORY                         34
    7.1 Agreements Regarding Receivables                      34
    7.2 Agreements Regarding Inventory                        34
    7.3 Locked Boxes                                          34
    7.4 Special Account and Blocked Account                   35
    7.5 Crediting of Remittances                              36
    7.6 Cost of Collection                                    36

8. EXAMINATION OF LOAN COLLATERAL; REPORTING                   37
    8.1 Maintenance of Books and Records                      37
    8.2 Access and Inspection                                 37
    8.3 Reporting Regarding Receivables                       37
    8.4 Reporting Regarding Inventory                         37
    8.5 Monthly Financial Statements; Payable Information     38
    8.6 Annual Projections                                    38
    8.7 Audited Annual Financial Statements                   38
    8.8 Management Reports                                    39
    8.9 Comparisons to Financials; Certificates               39
    8.10  Tax  Returns; Consolidated Information; Additional
    Information                                               39

9. WARRANTIES, REPRESENTATIONS AND COVENANTS                   39
    9.1 Corporate Status                                      39
    9.2 Due Authorization; Validity                           39
    9.3 No Violation                                          40
    9.4 Use of Loan Proceeds                                  40
    9.5 Management; Ownership of Assets; Licenses; Patents    40
    9.6 Indebtedness                                          40
    9.7 Title to Property; No Liens                           40
    9.8 Restrictions; Labor Disputes; Labor Contracts         41
    9.9 No Violation of Law                                   41
    9.10 Hazardous Substances                                 41
    9.11 Absence of Default                                   42
    9.12 Accuracy of Financials; No Material Changes          42
    9.13 Pension Plans                                        42
    9.14 Taxes and Other Charges                              42
    9.15 No Litigation                                        43
    9.16 No Brokerage Fee                                     43
    9.17 Affiliates                                           43
    9.18 Capitalization; Warrants                             43
    9.19 Noncompetition Agreements                            43
    9.20 Deposit and Other Accounts                           43
    9.21 Solvency                                             43
    9.22 Full Disclosure                                      43
    9.23 Casualties                                           44
    9.24 Leases                                               44
    9.25 Insurance Policies                                   44
    9.26 Consents                                             44
    9.27 Updating Representations and Warranties              44

10. COVENANTS                                                  45
    10.1 Payment of Certain Expenses                          45
    10.2 Notice of Litigation                                 45
    10.3 Notice of ERISA Events                               45
    10.4 Notice of Labor Disputes                             45
    10.5 Compliance with Laws                                 45
    10.6 Notice of Violations of Law, Tax Assessments         45
    10.7   Notice   of  Certain  Matters  Under   Applicable
    Agreements                                                46
    10.8 Notice of Customer Defaults                          46
    10.9 Taxes and Charges                                    46
    10.10 Indebtedness; Guaranties                            46
    10.11 Restrictions                                        49
    10.12 Pension Plans                                       49
    10.13 Solvency                                            49
    10.14 Property Insurance                                  49
    10.15 Liability Insurance                                 49
    10.16 Changes to Senior Notes Documents                   50
    10.17 Merger                                              50
    10.18 Investments                                         50
    10.19 Distributions; Loans; Fees                          51
    10.20 Stock Rights                                        51
    10.21 Capital Structure; Fiscal Year                      51
    10.22 Affiliate Transactions; Management Fees             51
    10.23 Operating Account                                   52
    10.24 Compensating Balance                                52
    10.25 Sale of Assets                                      52
    10.26 Intervention by Governmental Authority              52
    10.27 Levy Against Loan Collateral                        52
    10.28 Judgments                                           52
    10.29 Financial Covenants                                 53
    10.30 No Prepayment of Senior Notes                       53

11. TERMINATION                                                53
    11.1 Termination Date                                     53
    11.2 Renewal by Lenders                                   53
    11.3 Voluntary Termination by Borrowers                   53
    11.4 Acceleration upon Termination                        53
    11.5 Borrowers Remain Liable                              53

12. AGENT                                                      54
    12.1 Appointment                                          54
    12.2 Delegation of Duties                                 54
    12.3 Exculpatory Provisions                               54
    12.4 Reliance by Agent                                    55
    12.5 Notice of Default                                    55
    12.6 Non-Reliance on Agent and Other Lenders              55
    12.7 Indemnification                                      56
    12.8 Agent in Its Individual Capacity                     56
    12.9 Loan Collateral Matters                              57
    12.10 No Third Party Beneficiary                          58

13. EVENTS OF DEFAULT                                          58
    13.1 Events of Default                                    58
    13.2 Cure Periods                                         61

14. LENDERS' RIGHTS AND REMEDIES                               61
    14.1 Acceleration                                         61
    14.2 Fees and Expenses                                    62
    14.3 Actions in Respect of the Letters of Credit          62

15. AMENDMENTS; WAIVERS; ASSIGNMENTS; PARTICIPATIONS           63
    15.1 Amendments and Waivers                               63
    15.2 Assignment                                           65
    15.3 Participations                                       65
    15.4 Law Requirements                                     66

16. GENERAL                                                    66
    16.1 Severability                                         66
    16.2 Governing Law                                        66
    16.3 WAIVER OF JURISDICTION                               67
    16.4  Survival  and Continuation of Representations  and
    Warranties                                                67
    16.5 Additional Rights Regarding Loan Collateral          67
    16.6 Application of Payments; Revival of Obligations      67
    16.7 Fees and Expenses                                    68
    16.8 Notices                                              69
    16.9 Indemnification                                      69
    16.10 Additional Waivers by Borrowers                     70
    16.11 Equitable Relief                                    70
    16.12 Entire Agreement; Consents; Counterparts            70
    16.13 Headings                                            71
    16.14 Cumulative Remedies                                 71
    16.15 Further Assurances                                  71
    16.16 WAIVER OF JURY TRIAL                                71
    EXHIBITS


Exhibit 2.5         Form of Request for Advance of Revolving Loan

Exhibit 5.3         Form of Guaranty

Exhibit 7.3         Locked Boxes

Exhibit 7.4         Account Information

Exhibit 8.3         Borrowing Base Certificate

Exhibit 8.9         Officer's Certificate

Exhibit 9.1         Foreign Jurisdiction Qualifications

Exhibit 9.5         Licenses; Trademarks; Patents; Copyrights

Exhibit 9.8         Labor Matters

Exhibit 9.9         Compliance With Laws

Exhibit 9.10        Environmental Matters

Exhibit 9.11        Defaults under Applicable Agreements

Exhibit 9.13        Pension Matters

Exhibit 9.14        Tax Liens

Exhibit 9.15        Litigation

Exhibit 9.17        Affiliates

Exhibit 9.18        Capital Stock; Shareholders

Exhibit 9.20        Bank Accounts

Exhibit 9.23        Casualties

Exhibit 9.24        Leases

Exhibit 9.25        Insurance Policies

Exhibit 10.10       Permitted Indebtedness

Exhibit 10.18       Investments

Exhibit 10.29       Financial Covenants



                            SCHEDULES


Schedule 1          Lenders' Commitments

Schedule 2          Financial Statements

Schedule 3          Permitted Liens

Schedule 4          Borrower's Facilities

            AMENDED AND RESTATED FINANCING AGREEMENT


           THIS AMENDED AND RESTATED FINANCING AGREEMENT (this "Agreement") among Lenders (as defined below), STAR BANK, NATIONAL ASSOCIATION, a national banking association ("Star Bank"), as Agent for Lenders (in that capacity, "Agent"), the Lenders from time to time party to this Agreement, and SABRELINER CORPORATION, a Delaware corporation ("Sabreliner"), MIDCOAST AVIATION, INC., a Missouri corporation ("Midcoast"), MIDCOAST-LITTLE ROCK, INC., a Missouri corporation ("Little Rock"), SABRETECH, INC., a Delaware corporation ("SabreTech"), DIMENSION AVIATION, INC., a Delaware corporation ("Dimension"), and TURBOTECH REPAIRS, INC., a California corporation ("Turbotech"), is as follows:

                            Recitals

       A. Star Bank, Sabreliner, Midcoast, Little Rock, SabreTech, Dimension and Turbotech are parties to a Financing Agreement dated as of February 13, 1995, as amended by a First Amendment to Financing Agreement dated as of November 10, 1995, a Second Amendment to Financing Agreement dated as of January 26, 1996, a letter agreement dated as of November 12, 1996, and a Third Amendment to Financing Agreement dated as of February 14, 1997 (as amended, the "Existing Financing Agreement").

       B. Star Bank, Sabreliner, Midcoast, Little Rock, SabreTech, Dimension and Turbotech desire to amend and restate the Existing Financing Agreement to make certain changes to the Existing Financing Agreement, to add Congress Financial Corporation (Central), an Illinois corporation, as a Lender and to establish Star Bank as Agent for Lenders, on and subject to the terms and conditions of this Agreement.

                    Amendment and Restatement

      The  Existing  Financing Agreement is  hereby  amended  and restated in its entirety by this Agreement. This Agreement, the Exhibits and Schedules attached hereto, and the other Loan Documents govern the present relationship among Agent, Lenders and Borrowers. This Agreement, however, is in no way intended, nor shall it be construed, to affect, replace, impair or extinguish the creation, attachment, perfection or priority of the security interests in, and other Liens on, the Loan Collateral granted to, or held by, Star Bank, which security interests and other Liens Star Bank shall hold as Agent for Lenders, and which security interests and other Liens Borrowers, by this Agreement, acknowledge, reaffirm and confirm to Agent. In addition, all obligations, liabilities and indebtedness created or existing under, pursuant to, or as a result of, the Existing Financing Agreement shall continue in existence within the definition of "Obligations" under this Agreement, which obligations, liabilities and indebtedness Borrowers, by this Agreement, acknowledge, reaffirm and confirm. The existing Loan Documents, except as amended by this Agreement or by a separate agreement, shall remain in full force and effect and are hereby ratified and confirmed. References in any of the Loan Documents to the Existing Financing Agreement shall be deemed to be references to this Agreement.

1.   DEFINITIONS.

      1.1 Defined Terms In addition to the other terms defined in this Agreement, whenever the following capitalized terms
(whether or not underscored) are used, they shall be defined as follows:

       "Additional Borrower" means a Subsidiary, other than Midcoast, Little Rock, SabreTech, Dimension and Turbotech, which becomes an Additional Borrower hereunder on terms acceptable to Required Lenders.

      "Additional Guarantor" means a Subsidiary, other than Midcoast, Little Rock, SabreTech, Dimension and Turbotech, which executes a Guaranty in the form of Exhibit 5.3.

      "Affiliate" means, as to any Person (the "Subject Person"), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Subject Person. For purposes of this definition, "control" of a Person means the power, direct or indirect, (i) to vote 10% or more of the securities having voting power for the election of directors of the Person or (ii) otherwise to direct or cause the direction of the management and policies of the Person, whether by contract or otherwise. For purposes of this definition, all of each Borrower's officers, shareholders, directors, parent corporations, subsidiary corporations, joint venturers and partners shall be deemed to be Borrowers' Affiliates for purposes of this Agreement; provided that the shareholders of Sabreliner which are not, directly or indirectly, in control of, controlled by or under common control with Sabreliner will not, solely by reason of their status as shareholders of Sabreliner, be considered to be Affiliates of Sabreliner from and after the date, if any, that the shares of Sabreliner are publicly registered.

      "Applicable Agreement" means any agreement, commitment, arrangement or instrument to which, as of any date, any Borrower is a party or by which a Borrower or any of its properties is bound (including any note, indenture, loan agreement, mortgage, lease, or deed), the performance or non-performance of which could have a Material Adverse Effect, including the Senior Notes Indenture and the Senior Notes.

      "Attorneys' Fees" means the reasonable fees (determined at an hourly rate without premium), costs and expenses of all attorneys (and all paralegals and other staff employed by such attorneys) retained by Agent or Star Bank (and solely with respect to the negotiation and documentation of this Agreement (and not any amendments thereto), the costs and expenses of all attorneys (and all paralegals and other staff employed by such attorneys) retained by Congress Financial Corporation (Central), up to the amount of $10,000 for the initial review of this Agreement and the documents to be executed in connection therewith), from time to time in connection with any matter whatsoever related to, or arising out of, the transactions contemplated hereunder or the other Loan Documents.

      "Availability Deficiency" means the occurrence, as at any time, of a condition in which (i) the sum of (a) the then aggregate outstanding principal amount of the Revolving Loans plus (b) the then aggregate Letter of Credit Exposure exceeds
(ii) $35,000,000.

      "Borrower" means each of Sabreliner, Midcoast, Little Rock, SabreTech, Dimension, Turbotech and each Additional Borrower, and "Borrowers" means, collectively, Sabreliner, Midcoast, Little Rock, SabreTech, Dimension, Turbotech and each Additional Borrower. To the extent a term or provision of this Agreement or the other Loan Documents is applicable to a "Borrower", it is applicable to each and every Borrower unless the context expressly indicates otherwise.

     "Borrower's Facility" means each facility listed in Schedule
4.

      "Borrowing Base" means, as of any date of determination, an amount equal to:

           (i)  an amount up to 85% of the amount of net Eligible
Receivables (i.e., less maximum discounts, credits and allowances which may be taken by or granted to account debtors in connection therewith) then outstanding;

           plus (ii) the lesser of (a) $20,000,000 or (b) an amount equal to the sum of (1) an amount up to 55% of the then Eligible Inventory (determined exclusive of Pre-Owned Aircraft and Work in Process), (2) an amount up to 30% of the then Eligible Inventory of Sabreliner which is Work in Process consisting of work on aircraft engines, (3) an amount up to 20% of the then Eligible Inventory of Sabreliner which is Work in Process other than work on aircraft engines, and (4) an amount up to 80% of those items of the then Eligible Inventory which are Pre-Owned Aircraft; and

          less (iii) the then Reserve Amount.

      "Borrowing Base Deficiency" means any failure of the Revolving Loan Availability to be greater than or equal to zero
Dollars.

      "Borrowing Date" means any Business Day (i) specified in a notice pursuant to Sections 2.5.1 or 2.5.2 as a date on which Borrowers request Lenders to make Loans under this Agreement and
(ii) on which Agent makes advances of Revolving Loans to Borrowers.

     "Business Day" means any day which is not a Saturday, Sunday or a legal holiday on which a Lender is authorized or required to be closed. Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.

      "Closing Date" means September 25, 1997, or such later date as is mutually agreeable to Borrowers, Lenders and Agent.

      "Code" means the Uniform Commercial Code, as enacted in the State of Ohio, Section 1301.01 et seq. of the Ohio Revised Code, as amended from time to time.

       "Collateral",  "General  Intangibles",  "Inventory",   and
"Receivables" have the meanings ascribed thereto in the  Security
Agreement (as defined in this Section 1.1).

     "Commitment" means, when used with reference to a particular Lender, its obligation to make Revolving Loans to Borrowers and to participate in Letters of Credit, all in the aggregate amount set forth opposite that Lender's name on Schedule 1. "Commitments" means, collectively, the aggregate amount of all Commitments of Lenders.

      "Controlled Disbursement Accounts" means the operating accounts of Borrowers at Agent identified in Exhibit 2.6, which will be structured and utilized as controlled disbursement accounts in accordance with Agent's controlled disbursement account policies and procedures.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with a Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001(a)(14) of ERISA (as defined in Section 9.13).

       "Deficiency" means (collectively and individually) an Availability Deficiency, a Borrowing Base Deficiency, and a
Letter of Credit Deficiency.

      "Dollars" and "$" means dollars in lawful currency of the United States of America unless otherwise indicated.

      "Eligible Inventory" means each Borrower's Inventory which meets the criteria in clause (i) below of this definition and is not ineligible pursuant to clause (ii) below. Eligible Inventory will be valued, for purposes of determining the Borrowing Base, at the lower of cost or market value, determined on the basis of average cost.

          (i) Except as otherwise provided in clause (ii) below, Inventory is eligible if it is (a) (1) finished goods owned and held by a Borrower at a Borrower's Facility for sale in the ordinary course of a Borrower's business as presently conducted by it ("Finished Goods"), (2) used aircraft (comprised of an airframe, applicable configured engines, and associated equipment) owned and held by a Borrower for sale in the ordinary course of a Borrower's business as presently conducted by it ("Pre-Owned Aircraft"), (3) work in process owned and held by a Borrower at a Borrower's Facility that is being converted or fabricated into Finished Goods or whereby a Borrower is performing services to complete purchase orders or where a Borrower has received signed work authorizations, both in the ordinary course of a Borrower's business as presently conducted by it ("Work in Process"), or (4) raw materials owned and held by a Borrower at a Borrower's Facility that will be converted or fabricated into, or are components of, Finished Goods or are held separately for sale in the ordinary course of a Borrower's business as presently conducted by each of them ("Raw Materials"); and (b) subject to a valid and prior, fully perfected security interest of Agent, for the benefit of Lenders, free of all Liens of any Person (except to the extent, if any, of the Permitted Liens).

           (ii)  Without limiting Agent's discretion as to  other
Inventory, the following Inventory will not, in any event, constitute Eligible Inventory:

                (a) Finished Goods which are (1) not in good condition, (2) not of merchantable quality, (3) not readily saleable in the ordinary course of a Borrower's business, (4) considered slow-moving by Agent, in its discretion exercised in good faith, or (5) subject to defects which would affect their market value (including all Finished Goods for which reserves for obsolescence have been provided for in a Borrower's financial statements or for which obsolescence reserves are anticipated);

                (b) Pre-Owned Aircraft which are (1) not in airworthy condition in accordance with all applicable rules, regulations, orders and laws of each applicable Governmental Authority, unless such Pre-Owned Aircraft are not in airworthy condition in accordance with all applicable rules, regulations, orders and laws of each applicable Governmental Authority solely because of short-term modifications or repairs, including painting, interior work, avionics or engine work, then being performed by a Borrower, (2) not of United States registry, (3) not of merchantable quality, (4) not readily saleable in the ordinary course of a Borrower's business, (5) considered slow-moving by Agent, in its discretion exercised in good faith, or
(6) subject to defects which would affect their market value (including all Pre-Owned Aircraft for which reserves for obsolescence have been provided for in a Borrower's financial statements or for which obsolescence reserves are anticipated);

                (c)   Work  in Process which is (1) not  in  good
condition or not usable in a Borrower's business or, to the extent that the Work in Process consists of services performed by a Borrower, such services are not performed in a good and workmanlike manner, (2) considered slow-moving by Agent, in its discretion exercised in good faith, or (3) subject to defects which would affect its market value (including, without limitation, such Work in Process for which reserves for obsolescence have been provided for in a Borrower's financial statements or for which obsolescence reserves are anticipated);

                (d) Raw Materials which are (1) not in good condition or not usable in a Borrower's business, (2) considered slow-moving by Agent, in its discretion exercised in good faith, or (3) subject to defects which would affect their market value (including, without limitation, such Raw Materials for which reserves for obsolescence have been provided for in a Borrower's financial statements or for which obsolescence reserves are anticipated);

               (e)  supplies and packaging materials;

                (f) Inventory which Agent, in its discretion exercised in good faith, determines to be ineligible because of type, category or quantity;

                (g) Inventory that is located outside of the United States;

                (h) Inventory which has been consigned to a Borrower or has been sold to a Borrower in any sale on approval or sale and return transaction;

               (i) Inventory that is located on any premises not owned by a Borrower or is in the possession of any Person other than a Borrower except (subject to any additional requirements imposed by Agent, in its discretion exercised in good faith, to protect a Borrower's title thereto or Agent's Lien thereon): (1) Eligible Inventory in the possession of a warehouseman or other bailee (including an inventory processor) if Agent has received a bailee waiver letter acceptable to Agent from such warehouseman or bailee and such warehousemen or bailee has not issued a negotiable document of title as to any of the Eligible Inventory and (2) Eligible Inventory located on premises leased by a Borrower if Agent has received a landlord's waiver acceptable to Agent with respect to such premises;

                (j) Inventory that is subject to any trademark, trade name, patent or licensing arrangement, any contractual arrangement, or any law, rule or regulation that could, in any instance in Agent's judgment, limit or impair the ability of Agent to promptly exercise any of its rights with respect thereto;

                (k) Inventory with respect to which insurance proceeds, if any, are not payable to Agent as mortgagee or loss payee in accordance with the Loan Documents;

                (l) Inventory that is in transit to or from any Borrower's Facility; or

                 (m)   Inventory  as  to  which  Agent,  in   its
discretion exercised in good faith, deems to be ineligible based on any other credit or collateral considerations as Agent deems appropriate from time to time.

     "Eligible Progress Bill Receivables" means, up to $4,000,000 of otherwise Eligible Receivables: (A) which arise out of a progress billing pursuant to the MD-10/11 Contracts and (B) which are to be paid within 30 days from the date of the invoice applicable thereto.

      "Eligible Receivables" means such of the Receivables owing to each Borrower that meet the criteria in clause (i) below of this definition and are not ineligible pursuant to clause (ii) below.

            (i) Except as provided in clause (ii) below, Receivables meeting all of the following criteria are Eligible
Receivables:

                (a) Receivables which consist of ordinary trade accounts receivable owned solely by a Borrower, payable in cash in Dollars and which arise out of an outright, bona fide, lawful and final sale of Finished Goods or Pre-Owned Aircraft or the provision of services in the ordinary course of a Borrower's business as presently conducted by it to a Person who is not an Affiliate of any Borrower (or who otherwise is controlled by a Borrower or by an Affiliate of any Borrower);

                 (b) Receivables which are due and payable absolutely and unconditionally within (1) a Borrower's standard terms which, in any event, are not longer than 30 days from the date of the invoice applicable thereto, or (2) such extended terms that Agent, in its discretion exercised in good faith, approves after prior notice from a Borrower;

                (c) Receivables with respect to which (1) the services covered thereby have been rendered or (2) the Finished
Goods or Pre-Owned Aircraft covered thereby have been delivered to the account debtor or its designee; and

                (d) Receivables with respect to which not more than 90 days have elapsed since the date of the original invoice applicable thereto.

           (ii)  Without limiting Agent's discretion as to  other
Receivables, the following Receivables will not, in any event, constitute Eligible Receivables:

               (a) Receivables with respect to which the account debtor or any Affiliate of the account debtor has filed or had filed against it a petition in bankruptcy or for reorganization, made an assignment for the benefit of creditors, or failed, suspended business operations, become insolvent or in respect of which a receiver, custodian, or a trustee was appointed for a significant portion of its assets or affairs;

               (b) Receivables with respect to which the account debtor is also a supplier to, or creditor of, a Borrower, unless the aggregate amount owed to a Borrower by such account debtor exceeds the aggregate amount owed to such account debtor by a Borrower, in which case a Receivable, if otherwise eligible, will be an Eligible Receivable only to the extent of such excess;

               (c) Receivables with respect to which the account debtor (1) is a Person not domiciled in or organized under the laws of the United States of America or Canada or a political subdivision of either of them, is not qualified to do business in one or more States of the United States of America or Canada, and the Finished Goods or Pre-Owned Aircraft in respect of the Receivable are delivered by a Borrower to a location outside of the United States of America or Canada or (2) has its principal place of business or chief executive office outside of the United States of America or Canada unless, in either case, the Receivable is supported by an irrevocable, clean letter of credit or acceptance issued (A) by a financial institution satisfactory to Agent and (B) on terms acceptable to Agent, and, if so requested by Agent, delivered to Agent in pledge for negotiation and presentment;

               (d) Receivables with respect to which 25% or more of the Receivables from the same account debtor either alone or together with its Affiliates are ineligible for any reason;

                (e) Except Receivables owing from the United States of America, Receivables owing from any single account debtor to the extent, as of any date, that the total amount of such account debtor's indebtedness to any Borrower (whether evidenced by such Receivables or otherwise) exceeds an amount which is greater than 15% of the face amount (less maximum discounts, credits and allowances which may be taken by, or granted to, a Borrower's account debtor in connection therewith) of the then outstanding Eligible Receivables of the applicable Borrower;

               (f) Receivables with respect to which the account debtor is a Governmental Authority, unless with respect to such Receivables the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727 and 41 U.S.C. 15) or comparable state statute or regulation ("Assignment of Claims Law") has been complied with to Agent's reasonable satisfaction;

                (g) Receivables which (1) consist (or to the extent consisting) of deposits, (2) consist of vendor warranty claims, (3) consist (or to the extent consisting) of finance charges, service charges, or interest on delinquent accounts, (4) are proceeds of consigned Inventory, (5) are employee, officer or director Receivables, or (6) are debit memoranda;

                (h) Receivables with respect to which the terms or conditions prohibit or restrict assignment or collection rights;

               (i) Receivables (1) which are subject to set-off, credit, allowance or adjustment by the account debtor (except discounts allowed for prompt payment), or (2) with respect to which the account debtor has returned any of the Inventory from the sale from which the Receivables arose, provided that in either or both of such events (1) or (2), the net amount owed by such account debtor to a Borrower in respect of such Receivable, as determined by Agent in its discretion exercised in good faith, may be an Eligible Receivable;

                 (j)   Receivables  which  are  evidenced  by   a
promissory note, chattel paper or other instrument;

                (k) Receivables which are generated by a sale on approval, a bill and hold sale, a sale on consignment, or other type of conditional sale;

                (l) Receivables which are not subject to the first priority security interest of Agent and Lenders or are subject to any Lien of any Person (except to the extent, if any, of the Permitted Liens);

               (m) Receivables with respect to which the account debtor is located in New Jersey (1) to the extent that the Receivables owing from such account debtor exceed 5% of the face amount of the then outstanding Eligible Receivables and (2) if all Receivables owing from all account debtors located in New Jersey exceed 25% of the face amount of the then outstanding Eligible Receivables, unless the applicable Borrower has properly qualified to do business in New Jersey or has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year;

               (n) Receivables with respect to which the account debtor is located in Minnesota (1) to the extent that the Receivables owing from such account debtor exceed 5% of the face amount of the then outstanding Eligible Receivables and (2) if all Receivables owing from all account debtors located in Minnesota exceed 25% of the face amount of the then outstanding Eligible Receivables, unless the applicable Borrower has properly qualified to do business in Minnesota or has filed a Notice of Business Activities Report with the Minnesota Division of Taxation for the then current year;

               (o) Receivables with respect to which the account debtor is located in West Virginia (1) to the extent that the Receivables owing from such account debtor exceed 5% of the face amount of the then outstanding Eligible Receivables and (2) if all Receivables owing from all account debtors located in West Virginia exceed 25% of the face amount of the then outstanding Eligible Receivables, unless the applicable Borrower has filed, or is exempt from filing, a Business Activity Report with the Tax Commissioner of the State of West Virginia for the then current year;

                (p) Receivables which are subject to progress billing, to the extent of any excess over the progress payments then due and payable, (1) except for Eligible Progress Bill Receivables or (2) unless a Borrower has obtained Agent's prior consent with respect to the particular Receivable or Receivables;

               (q) Receivables with respect to which the account debtor has sold or is selling substantially all of its assets and has not established adequate reserves or made provisions for the payment of all amounts owed to such account debtor's trade creditors, as determined by Agent in its discretion exercised in good faith;

                (r) Receivables with respect to which Agent has received a check for payment of such Receivable which has been returned uncollected;

                (s) Receivables with respect to which Agent, in its discretion exercised in good faith, believes that the collection of such Receivable is in doubt or impaired or that such Receivable may not be paid by reason of the account debtor's financial inability to pay; or

                (t) Receivables with respect to which Agent, in its discretion exercised in good faith, has notified a Borrower that such Receivables are or Receivable is ineligible based on such other credit and collateral considerations as Agent deems appropriate from time to time.

      "Event of Default" shall have the meaning ascribed thereto in Section 13.1, whether any requirement for the giving of notice, the lapse of time, the satisfaction of any other condition, or all of them, have been satisfied.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as is determined by Agent.

      "Financials" means those financial statements of Borrowers attached as Schedule 2.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any agency or instrumentality thereof.

      "Guaranty" means a guaranty in the form of Exhibit 5.3, executed and delivered to Agent, for the benefit of Lenders, by a Borrower or an Additional Guarantor, and "Guaranties" means, collectively, every Guaranty.

      "Indebtedness" means all of each Borrower's obligations, indebtedness and liabilities to any Person, including all debts, claims and indebtedness, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law or otherwise. Indebtedness includes, without limiting the foregoing, (i) the Obligations, (ii) obligations or liabilities of any Person secured by a Lien on property owned by Borrower, even though a Borrower has not assumed or become liable for the payment therefor, and (iii) obligations or liabilities created or arising under any lease of real or personal property, any conditional sales contract or other title retention agreement with respect to property used or acquired by a Borrower, even though the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended or superseded from time to time. Any reference to a specific provision of the Internal Revenue Code will be construed to include any comparable provision of the Internal
Revenue Code as amended or superseded after the date of this Agreement.

      "Issuing Lender" means Star Bank, in its capacity as Lender which is the issuer of a Letter of Credit.

      "Lenders" means, collectively, the financial institutions indicated as such on the signature pages of this Agreement and any financial institutions which, pursuant to the terms of this Agreement, become a party to this Agreement from time to time after the date of this Agreement. "Lender" means, individually, any of Lenders.

      "Letter of Credit" means a standby letter of credit issued by Issuing Lender pursuant to Section 2.3.

      "Letter of Credit Availability" means, at any time, an amount equal to the lesser of (i) an amount equal to (a)
$10,000,000 less (b) the then Letter of Credit Exposure or (ii) the then Revolving Loan Availability.

      "Letter of Credit Collateral Account" has the meaning specified in Section 14.3.

      "Letter of Credit Deficiency" means any failure of the Letter of Credit Availability to be greater than or equal to zero
Dollars.

     "Letter of Credit Documents" means, with respect to each and every Letter of Credit, (i) a standby letter of credit application and reimbursement agreement on Issuing Lender's then customary form (the "Letter of Credit Application") and (ii) any other agreements, certificates, documents and information as Issuing Lender may request relating to a Letter of Credit.

      "Letter of Credit Exposure" means, as of any date, the sum of (i) the Letter of Credit Face Amount of all outstanding
Letters of Credit and (ii) all unreimbursed drawings under any Letters of Credit (whether or not outstanding).

      "Letter of Credit Face Amount" of any Letter of Credit means, at any time, the face amount of the Letter of Credit, after giving effect to all drawings paid thereunder and other reductions of the face amount and to all reinstatements of the face amount effected, pursuant to the terms of the Letter of Credit, prior to such time.

      "Letter of Credit Obligations" shall mean, at any time, the sum of (i) the aggregate Letter of Credit Face Amount for all Letters of Credit, plus (ii) the aggregate amount of each Borrower's unpaid obligations in respect of all Letters of Credit (whether or not outstanding) under this Agreement and the Letter of Credit Documents, including any indebtedness, liability or obligation of any sort whatsoever, however arising, whether present or future, related or unrelated, fixed or contingent, or paid, incurred, or arising in connection with any Letters of Credit (including any drafts or acceptances thereunder, all amounts charged or chargeable to a Borrower or by Issuing Lender (or by any correspondent bank which opens, issues or is involved with such Letter of Credit), including any and all of Issuing Lender's charges, expenses, fees and commissions, and all duties and taxes and costs of insurance which may pertain either directly or indirectly to such Letters of Credit).

       "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance, lien (statutory or other), or any preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any lease deemed under the UCC to be intended for security, and the authorized filing by or against a Person of any financing statement as debtor under the UCC or comparable law of any jurisdiction).

      "Loan" means any advance or extension of credit made by Lenders to, or for the benefit of, a Borrower pursuant to Section 2 (exclusive of the Letter of Credit Exposure), and the total of all such advances and extensions of credit (exclusive of the Letter of Credit Exposure) outstanding at any time may be referred to as "Loans".

      "Loan Collateral" means (i) the Collateral (as defined in the Security Agreement) and (ii) any other security or collateral provided from time to time by, or on behalf of, a Borrower for the Obligations.

       "Loan Documents" means this Agreement, the Security Agreement, the Letter of Credit Documents, each Blocked Account Agreement (as defined in Section 7.4) and all other agreements, instruments and documents, including mortgages, deeds of trust, subordination agreements, intercreditor agreements, pledges, powers of attorney, consents, collateral assignments, locked box agreements, letter agreements, contracts, notices, leases, financing statements and letters of credit and applications therefor and all other writings, all of which must be in form and substance reasonably satisfactory to Agent, which have been, are as of the date of this Agreement, or will in the future be signed by, or on behalf of, a Borrower and delivered to Agent.

      "Material Adverse Effect" means a material adverse effect, as determined by Agent in good faith, on (i) Borrowers' (a) business, property, assets, operations or condition, financial or otherwise or (b) ability to perform any of their payment or other Obligations under this Agreement or any of the other Loan Documents, in each case considered as a whole, or (ii) the value of the Loan Collateral or the rights or interests of Agent or a Lender therein.

     "McDonnell Douglas LOC" means the Irrevocable Standby Letter of Credit issued by Star Bank, No. S49567, for the benefit of McDonnell Douglas Corporation, with an expiration date of March
9, 2000.

      "MD-10/11 Contracts" means (i) the Modification Services Agreement between McDonnell Douglas Corporation and Dimension, No. MSA-FRI-SF-97-001 and (ii) the Modification Services Agreement between McDonnell Douglas Corporation and Dimension, No. MSA-FRI-SF-97-003.

       "Obligations" means the Loans, the Letter of Credit Obligations, and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by a Borrower to any of Agent or Lenders under or in connection with this Agreement and the other Loan Documents of any kind, present or future, howsoever created, arising, acquired, or evidenced, whether direct or indirect (including acquired by assignment), related or unrelated, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest, charges, expenses, fees and any other sums chargeable to Borrowers in connection with any of the foregoing, and all Attorneys' Fees.

     "Original Closing Date" means February 13, 1995.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, as to which a Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during any preceding six year period, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage Share" means, when used with reference to a particular Lender, a fraction (expressed as a percentage), the numerator of which is the amount of the applicable Lender's Commitment and the denominator of which is the sum of all of Lenders' Commitments. On and after the termination of this Agreement pursuant to Section 11, "Percentage Share" means, when used with reference to a particular Lender, a fraction (expressed as a percentage), the numerator of which is (i) the sum of (a) the aggregate principal amount of each Lender's then outstanding Revolving Loans plus (b) that Lender's participation in the then aggregate Letter of Credit Exposure, and the denominator of which is (ii) the sum of (a) the aggregate principal amount of Revolving Loans of all Lenders then outstanding plus (b) the aggregate Letter of Credit Exposure then outstanding.

      "Permitted Acquisition" means and refers to a negotiated transaction to acquire (by purchase or other acquisition of all of the capital stock, securities of or all or substantially all of the assets of) a Person ("Target Company") (i) engaged in a line or lines of business which are complementary to the lines of business of Borrowers and (ii) for which the acquisition price (including assumed debt and debt of the Target Company which remains in place) does not exceed five and one-half (5.5) times the pro forma trailing twelve month EBITDA (as defined in Exhibit 10.29) of the Target Company, provided that, simultaneously with the acquisition, the Target Company becomes an Additional Guarantor and offers to Lenders to become an Additional Borrower on terms not less favorable to Lenders than the terms set forth in this Agreement (it being understood that Lenders shall not be obligated to accept the Target Company as an Additional Borrower). However, notwithstanding the immediately preceding sentence to the contrary, none of the following will be a Permitted Acquisition: (a) a hostile acquisition; (b) an acquisition as a result of which any Borrower, without Required Lenders' prior consent, will be directly or indirectly incurring, assuming or becoming otherwise obligated for any Indebtedness which is secured by the Target Company's accounts, inventory, general intangibles, chattel paper, instruments, leases, securities, real property, or any material item or items of equipment; (c) an acquisition of a Target Company which has indebtedness secured by a Lien on any of the Target Company's working capital assets unless, within 180 days after the closing of the acquisition, the Target Company's working capital assets become and thereafter remain unencumbered other than by a Lien in favor of Agent; or (d) an acquisition which is not a Permitted Investment (as defined in the Senior Notes Indenture).

      "Permitted Liens" means the liens and interests in favor of Agent, for the benefit of Lenders, granted or provided under the Loan Documents and, to the extent reflected on a Borrower's books and records and not impairing the operations of a Borrower or any performance under, or contemplated by, the Loan Documents: (i) Liens arising by operation of law for taxes not yet due and payable; (ii) Liens of mechanics, materialmen, shippers and warehousemen for services or materials for which payment is not yet due; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens, if any, specifically permitted by Required Lenders from time to time in writing, including Liens on Borrowers' cash to secure the Indebtedness described in Exhibit 10.10, to the extent that such Indebtedness is permitted hereunder, which Liens are hereby permitted; (v) Liens on equipment securing Indebtedness under capitalized leases or purchase money Indebtedness if the total amount of obligations secured by the purchase money security interests or the subject of capitalized leases during any period does not, together with any other capital expenditures made by Borrowers for the applicable period, exceed the maximum amount permitted during such period for capital expenditures pursuant to Section 5 of Exhibit 10.29, provided that (a) any Liens relating to such purchase money Indebtedness or capitalized lease Indebtedness shall not extend to or cover any property of any Borrower other than the property so acquired, and (b) the principal amount of such capitalized lease or purchase money Indebtedness shall not, at the time of the incurrence thereof, exceed the value of the property so acquired; (vi) Liens for taxes, assessments and other similar charges to the extent payment thereof shall not at the time be required to be made in accordance with the provisions of Section 10.9; (vii) those Liens described on Schedule 3; and (viii) Liens arising from the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like Persons ("Third Party Claims") if each of the following conditions is met: (a) the validity or amount of the Third Party Claim is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted, (b) Borrowers have given prior notice to Agent of the Third Party Claim, (c) Borrowers have established appropriate reserves (in Agent's reasonable discretion exercised in good faith) for the Third Party Claim, (d) levy and execution on the Third Party Claim have been and continue to be stayed, (e) the Third Party Claim does not prevent Agent, for the benefit of Lenders, from having a perfected first priority security interest in, or a first priority mortgage lien on, the Loan Collateral or with respect to future advances made under this Agreement, (f) no Borrower's title to, and its right to use, any of the Loan Collateral are, in Agent's reasonable judgment, materially affected thereby, and (g) the amount of all Third Party Claims do not exceed, as of any date, $1,000,000 in the aggregate; and, provided, further, that Borrowers must promptly pay each such Third Party Claim when the dispute is finally settled.

       "Person"   means   any  individual,  sole  proprietorship,
partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or Governmental Authority.

      "Prime Rate" means the rate of interest per annum announced by Star Bank from time to time as its prime lending rate (for reference purposes only) with any change thereto being effective as of the opening of business on the date of change (or if not a Business Day, the beginning of the day). The Prime Rate is determined solely by Star Bank pursuant to market factors and its own operating needs and is not necessarily Star Bank's best or most favorable rate for commercial or other loans.

      "Reportable Event" means an event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations).

       "Required Lenders" means at any time Lenders whose Commitments (or, if after the Commitments have been terminated, outstanding Loans and Letter of Credit Exposure) constitute greater than two-thirds of the then aggregate amount of Commitments (or, if after the Commitments have been terminated, the total outstanding principal amount of the Loans and Letter of Credit Exposure).

     "Reserve Amount" means, as of any date of determination, the amounts that Agent, in its discretion exercised in good faith (including in the manner described in this definition), may from time to time establish in determining the Borrowing Base based on such credit and collateral considerations as Agent deems appropriate from time to time, based on market conditions, or to reflect contingencies or risks which may affect any or all of the Loan Collateral, the business, operations, financial condition or business prospects of a Borrower or the security of the Loans. For purposes of this definition and determining the Borrowing Base and without limiting Agent's other discretion, Agent will be deemed to have acted in good faith if reserves are established in respect of any one or more of the following: (a) the occurrence of an Event of Default; (b) the payment of Obligations then due and payable and unpaid; (c) for price adjustments, damages, unearned discounts, returned Inventory, credit memoranda (issued or unissued), credits, contras and other similar offsets to a Borrower's accounts receivable except to the extent any of the foregoing have been dealt with by Agent by designating a specific Receivable or Receivables as being ineligible pursuant to the terms of this Agreement as opposed to the establishment of a reserve general in nature; (d) for any claims, interests, or rights (including Liens) of any Person which (1) (A) as of the date Agent learns or is notified of the existence of the applicable Priming Interest, has priority over the Liens of Agent or Lenders on any or all of the Loan Collateral or (B) will have priority over the Liens of Agent or Lenders on any or all of the Loan Collateral after any required notice or filing, the passage of time, the satisfaction of any other condition, or otherwise and (2) pertain to, arise from, or secure indebtedness, obligations, or liabilities in excess, as of any date, of $500,000 in the aggregate; (e) for aged credits maintained by any Borrower in respect of its accounts receivable; or (f) for any amounts expended by Agent to protect or preserve any Loan
Collateral or the rights Agent or Lenders under the Loan Documents which have not been reimbursed by Borrowers.

      "Revolving  Loans"  has  the meaning  ascribed  thereto  in
Section 2.2.

      "Revolving Loan Availability" means, as at any time, an amount, in Dollars, equal to:

           (i)  an  amount equal to the lesser of  (a)  the  then
Borrowing Base or (b) $35,000,000;

      less (ii) the sum of (a) then aggregate outstanding principal amount of all Revolving Loans and all due but unpaid interest on the Loans, and all fees, commissions, expenses and other charges posted to each Borrower's loan account with Agent plus (b) the then Letter of Credit Exposure.

     "Security Agreement" means the Amended and Restated Security Agreement dated as of the date of this Agreement between Sabreliner, Midcoast, Little Rock, SabreTech, Dimension, Turbotech and Agent, for the benefit of Lenders, which amends and restates in their entirety, and consolidates, (i) the Security Agreement dated as of February 13, 1995 between Sabreliner, Midcoast, Little Rock and Star Bank, (ii) the Security Agreement dated as of January 26, 1996 between SabreTech and Star Bank,
(iii) the Security Agreement dated as of February 14, 1997 between Dimension and Star Bank, and (iv) the Security Agreement dated as of February 14, 1997 between Turbotech and Star Bank.

      "Senior Notes Indenture" means the Indenture dated as of June 25, 1993, entered into between Sabreliner and IBJ Schroder
Bank  & Trust Company, a New York banking corporation, as trustee
(the "Trustee"), as supplemented as of November 2, 1994.

      "Senior Notes" means the $90,000,000 aggregate principal amount of Sabreliner's 12 1/2% Senior Notes Due 2003, Series A and 12 1/2% Senior Notes Due 2003, Series B.

      "Senior Notes Default" means the occurrence of any of the following (or any combination of the following): (i) a default or breach of any of the Senior Notes, (ii) any event or circumstance that would become a default or breach of any of the Senior Notes on a Holder's (as defined in the Senior Notes Indenture) election or would become a default or breach after notice, the lapse of time, or on the satisfaction of any other condition, or all of the foregoing, or (iii) a Default, as defined in the Senior Notes Indenture.

      "Settlement Date" means, as applicable, a Weekly Settlement
Date or a Daily Settlement Date, both as defined in Section 4.2, whichever is, as of any date, in effect under this Agreement.

      "Solvent" means, with respect to any Person, that (i) the Person is not insolvent as defined or construed under any and all applicable laws. In computing the amount of contingent liabilities at any time, it is intended that they be computed at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means any Person as to which any Borrower owns, directly or indirectly, at least 50% of the outstanding shares of capital stock or other interests having ordinary voting power for the election of directors, officers, managers, trustees or other controlling Persons or an equivalent controlling interest in Agent's judgment.

      "Unreimbursed Drawings" has the meaning ascribed thereto in
Section 4.3.

      "Unused Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (i) the amount of Lender's Commitment at that time over (ii) the sum of (a) the aggregate principal amount at that time of all Revolving Loans made by that Lender plus (b) the Lender's participation at that time of the then aggregate Letter of Credit Exposure.

     1.2  Environmental Definitions.

      "Environmental Activity" means any actual, proposed or threatened storage, holding, Use, Release, emission, discharge, generation, processing, abatement, removal, disposition, handling, transportation or disposal of any Hazardous Substance from, under, in or on any of Borrower's property or any Use of any of Borrower's property which is regulated by or for which standards of conduct or liability are imposed by any Environmental Requirements.

      "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Water Act, 33 U.S.C. 1321 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation, or any common law (including common law that may impose strict liability), which may relate to or deal with human health, the environment, natural resources, or Hazardous Substances, all as may be from time to time amended or modified.

      "Environmental Liability" means any liability, obligation, indebtedness, or duty of, any claim or demand against, any requirement imposed on, or any amount owed by or payable from, a Borrower, which is based on, results from, is in connection with or arises out of any Environmental Activity, whether the foregoing described liability now exists or arises in the future, is contingent or absolute, primary or secondary, liquidated or unliquidated, due or to become due, and however created, incurred, acquired, owing or arising.

      "Environmental Requirements" means all present and future laws, including Environmental Laws, authorizations, approvals, judgments, injunctions, decrees, concessions, grants, orders, franchises, agreements and other restrictions and requirements (whether or not arising under statutes or regulations) relating to any Hazardous Substances or Environmental Activity.

       "Hazardous Substances" means, at any time, (i) any "hazardous substance" as defined in 101(14) of CERCLA (42 U.S.C. 9601(14)) or regulations promulgated thereunder; (ii) any "solid waste" as defined in RCRA or regulations promulgated thereunder or any "hazardous waste" or "infectious waste," as such terms are defined in any Environmental Law at such time; (iii) asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law; and (iv) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

      "Release"  includes spilling, leaking,  pumping,  emitting,
discharging,   injecting,  contaminating,  leaching,   disposing,
releasing or dumping into the environment.

      "Use" includes, but is not limited to, use, ownership, development, construction, maintenance, management, operation or occupancy.

      1.3   Other Definitional Provisions; Construction.   Unless
otherwise specified:

           (i) All terms defined in this Agreement, whether or not defined in this Section 1, have the defined meanings provided in this Agreement when used in this Agreement, in any other of the Loan Documents, or any other certificate, instrument or other document made or delivered pursuant to this Agreement or any other Loan Document, unless otherwise defined therein.

           (ii) References in this Agreement to a Borrower's knowledge shall be deemed to be references to the knowledge of F. Holmes Lamoreux, Susan S. Aselage, Rodney E. Olson, or Jerry L. Leath, all of whom are officers of Borrowers, or their respective successors as such officers.

           (iii) As used in this Agreement, in any other of the Loan Documents, or in any other certificate, instrument or document made or delivered pursuant hereto or thereto, accounting terms relating to Borrowers not defined in this Agreement have the respective meanings given to them in accordance with generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement or information is required or furnished under this Agreement ("GAAP").

          (iv) References to the Uniform Commercial Code, or UCC, mean as enacted in the particular jurisdiction(s) encompassed by the reference.

           (v) The definition of any document or instrument includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof.

           (vi) "Hereunder," "herein," "hereto," "this Agreement" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Borrowers is to be taken reasonably promptly, unless the context clearly indicates the contrary.

           (vii) All of the uncapitalized terms contained in the Loan Documents which are defined under the Code will, unless defined in the Loan Documents or the context indicates otherwise, have the meanings provided for in the Code.

           (viii) All Exhibits and Schedules attached to this Agreement are incorporated into, made and form an integral part of, this Agreement for all purposes.

           (ix) The definition of any term which is made by reference to a definition in the Senior Notes Indenture shall be without regard to any modification, waiver or amendment of the Senior Notes Indenture as to which Required Lenders have not given prior consent.

          (x) The term "good faith" means honesty in fact in the conduct or transaction concerned, without regard to whether reasonable commercial standards have been observed.

2.   LOANS AND OTHER FINANCIAL ACCOMMODATIONS.

     2.1 Total Facility. Subject to the terms and conditions of this Agreement, Lenders, in the discretion of Agent exercised in good faith, may make up to $35,000,000 in total credit (the "Credit Facility") available to Borrowers, which Credit Facility shall be comprised of (i) revolving loans and (ii) a letter of credit facility as a subfacility of the revolving loan facility, all as more particularly described below. The obligations of Lenders to Borrowers in respect of the Credit Facility shall be several and not joint, and the portion of the Credit Facility to be made available by each Lender, subject to the terms and conditions of this Agreement, shall be limited to the Commitment of such Lender.

     2.2  Revolving Loans.

          2.2.1 Amount of Revolving Loans. During the period from the Closing Date until the termination of this Agreement pursuant to Section 11, and subject to the other terms and conditions of this Agreement, each Lender, severally and not jointly, will make revolving loans ("Revolving Loans") to Borrowers, which Revolving Loans may be lent and relent from time to time, in an amount, as of any date, not exceeding the Lender's Percentage Share of the Revolving Loan Availability then in effect. Whether a Lender will exceed its Percentage Share of the Revolving Loan Availability with respect to a particular advance of Revolving Loans requested by Borrowers will be determined after giving effect to all Revolving Loans requested as if each Lender had funded its respective Revolving Loan in accordance with the terms of this Agreement. Subject to the terms of
Section 15.1.1(i), Agent, in its discretion, may elect, on behalf of Lenders, to exceed the limits of the Borrowing Base (and thereby increase the Revolving Loan Availability) on one or more occasions (an "Overadvance"), but if it does so, neither Agent nor any of Lenders will be deemed thereby to have changed the limits of the Revolving Loan Availability or to be obligated to make Overadvances on any other occasion.

           2.2.2 Evidence of Revolving Loans. The Revolving Loans will be evidenced by this Agreement and notations made by
Agent on its books and records, including computer records. In addition, each Lender is authorized, at its option, to note the date and amount of each advance or repayment of principal of the Lender's Revolving Loans in its books and records, including computer records. Agent's books and records and each Lender's books and records will constitute presumptive evidence, absent manifest error, of the accuracy of the information contained in those books and records, including correct recordations of the Revolving Loans. Failure by Agent or any Lender to make any notation or record of the date and amount of each advance or repayment of principal of the Revolving Loans or any error in any notation or recordation made will not affect the obligations of Borrowers to each Lender with respect to the Revolving Loans.

     2.3  Letters of Credit.

          2.3.1 Standby Letter of Credit Subfacility. During the period from the Closing Date until the termination of this Agreement pursuant to Section 11, and subject to the other terms and conditions of this Agreement, Borrowers may request Issuing Lender to issue a Letter of Credit by delivering to Issuing
Lender: (i) a Letter of Credit Application completed to the satisfaction of Issuing Lender, together with the proposed form of the Letter of Credit (which, in all respects, must comply with the applicable requirements of Section 2.3.2), (ii) a Borrowing Base Certificate (as defined in Section 8.3) which calculates the Letter of Credit Availability by giving effect to the proposed Letter of Credit, and (iii) such Letter of Credit Documents that Issuing Lender then requires. Issuing Lender, in addition to the other terms of this Agreement, will have no obligation to issue any such proposed Letter of Credit if, after giving effect to such proposed Letter of Credit, the Letter of Credit Availability will be less than zero.

           2.3.2 Terms of Letter of Credit. Each Letter of Credit issued under this Agreement will, among other things, (i) be in such form requested by a Borrower as is acceptable to Issuing Lender in its discretion exercised in good faith and (ii) except for the McDonnell Douglas LOC, have an expiry date occurring not later than one year after the date of issuance of the Letter of Credit; however, in no event will any expiry date be later than the earlier of (a) February 13, 2001 or (b) such earlier termination date of this Agreement which has resulted from the delivery to Agent by Borrowers of a Termination Notice as provided in Section 11.3. Each Letter of Credit Application and each Letter of Credit will be subject to the Uniform Customs and Practices for Documentary Credits, 1993 Revision, ICC Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of Ohio.

           2.3.3 Advice of Issuance or Non-Issuance. Upon receipt of a request from a Borrower to open any Letter of Credit and of all attendant Letter of Credit Documents satisfactorily completed, Issuing Lender, within three Business Days, may either
(i) issue the requested Letter of Credit to the beneficiary thereof and transmit a copy to the applicable Borrower, or (ii) elect, in its discretion exercised in good faith, not to issue the proposed Letter of Credit. If Issuing Lender elects not to issue such Letter of Credit, Issuing Lender will communicate in writing with the applicable Borrower the reason(s) why Issuing Lender has declined such request. Promptly after the issuance of a Letter of Credit, Agent will notify each Lender of the issuance of the Letter of Credit.

            2.3.4       Payment   of   Drafts;   Issuing   Lender
Obligations.

                (i) Subject to the terms of Section 14.3, each Borrower hereby irrevocably instructs Agent to reimburse Issuing Lender for any drawing, expenditure or other payment made, or cost or expense incurred, by Issuing Lender in respect of any Letter of Credit by making an advance of the Revolving Loans pursuant to Section 3.8.2. If the advance of a Revolving Loan to reimburse Issuing Lender for any drawing, expenditure or other payment made, or cost or expense incurred, by Issuing Lender in respect of any Letter of Credit results (or to the extent that it results) in any Deficiency, then Borrower will immediately eliminate any Deficiency in accordance with the terms of Section 2.4.

                (ii) In determining whether to pay under any Letter of Credit, Issuing Lender will be responsible only to confirm that any documents required to have been delivered under a Letter of Credit appear to comply on their face with the requirements of the Letter of Credit, and any action taken or omitted by Issuing Lender under or in connection with any Letter of Credit will not (a) subject Issuing Lender to any liability to any other Lender or any Borrower or (b) relieve any Lender of its obligations under this Agreement to Issuing Lender; however, nothing in this Section 2.3.4(ii) will relieve Issuing Lender of any liability it may have to Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrowers from Issuing Lender's gross negligence or willful misconduct.

           2.3.5     Letter of Credit Obligations.  All Letter of
Credit Obligations will constitute part of the Obligations and be secured by the Loan Collateral.

           2.3.6 Increased Costs. If (i) any law, treaty, rule, regulation, guideline or determination of a central bank or a Governmental Authority or interpretation or application thereof by a central bank or Governmental Authority or (ii) compliance by Issuing Lender or any other Lender with any request or directive (whether having the force of law) from, or compliance by Issuing Lender or any other Lender with any official pronouncement or statement of, or as a result of any audit, investigation, or enforcement action (whether or not against Issuing Lender or any other Lender) by, a central bank or other Government Authority shall either (a) impose, modify, deem or make applicable any reserve, special deposits, assessment or similar requirement against letters of credit issued by Issuing Lender or (b) impose on Issuing Lender or any other Lender any other condition regarding this Agreement or any Letter of Credit, and, in the applicable Lender's judgment exercised in good faith, the result of any event referred to in clause (a) or (b) above is the increase of the cost to Issuing Lender or any other Lender of issuing or maintaining any Letter of Credit, then, on demand by Issuing Lender, Borrowers will immediately pay to Issuing Lender and, as applicable, each other affected Lender, from time to time as specified by Issuing Lender and, as applicable, each other affected Lender, additional amounts sufficient to compensate Issuing Lender and, as applicable, each other affected Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then applicable interest rate on the Revolving Loans. A certificate as to such increased cost incurred by Issuing Lender and, as applicable, each other affected Lender, submitted by Issuing Lender and, as applicable, each other affected Lender to Borrowers, shall be conclusive, absent manifest error, as to the amount thereof.

           2.3.7 Unconditional Obligations. All Letter of Credit Obligations and Obligations in respect of any and all Letters of Credit issued by Issuing Lender shall be unconditional and irrevocable and will be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Documents under all circumstances set forth in the Letter of Credit Documents, including any or all of the following circumstances: (i) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Lender, any other Lender or any other Person, whether in connection with this Agreement or the other Loan Documents, the transactions contemplated in this Agreement, or any unrelated transaction; (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; (iv) the invalidity or unenforceability of the Letter of Credit; or (v) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; however, nothing in this Section 2.3.7 will relieve Issuing Lender of any liability it may have to a Borrower to the extent resulting from Issuing Lender's gross negligence or willful misconduct.

      2.4   No  Deficiency.   Notwithstanding  anything  in  this
Agreement to the contrary, but subject to each Lender's obligations to Issuing Lender pursuant to Section 4.3 and to Agent pursuant to Section 4.2, a Lender may refuse to make any requested Revolving Loan and Issuing Lender may refuse to issue any requested Letter of Credit if, after giving effect to the requested Revolving Loan or Letter of Credit, a Deficiency would occur, unless the Deficiency results from an Overadvance elected to be made by Agent pursuant to Section 2.2.1. If, as of any date, a Deficiency occurs or exists, Borrowers will immediately, without demand or notice, reduce the sum of the then outstanding balance of the Revolving Loans and the Letter of Credit Exposure so that such Deficiency shall no longer exist, unless the Deficiency results from an Overadvance elected to be made by Agent pursuant to Section 2.2.1; however, if such Deficiency was caused solely by the good faith exercise of Agent's discretion hereunder, Borrowers will be entitled to a grace period of 5 Business Days (or for such longer time, subject to Section 15.1.1(i), as Agent may elect in its discretion), after the occurrence of such Deficiency to reduce the then outstanding balance of the Revolving Loans and the Letter of Credit Exposure so that such Deficiency will no longer exist.

     2.5  Procedures for Advancing and Funding Revolving Loans.

           2.5.1 Revolving Loan Requests. Borrowers hereby authorize Agent, without any further written or oral request of Borrowers, to make Revolving Loans to Borrowers in amounts necessary for the payment of checks and other items drawn on the Controlled Disbursement Accounts as such checks and other items are presented to Agent for payment if Agent elects to make advances of the Revolving Loans in accordance with this Agreement. In addition to Revolving Loans made pursuant to Agent's controlled disbursement account system, a Borrower may request a Revolving Loan by giving written notice to Agent in the form of Exhibit 2.5 by not later than 12:00 noon, Cincinnati, Ohio time, on the Borrowing Date that the advance is requested. Each request submitted by a Borrower in the form of Exhibit 2.5 for an advance of a Revolving Loan (other than via Agent's controlled disbursement account system) will: (i) specify the amount of the requested advance, (ii) not be revocable by Borrowers, and (iii) be from an authorized officer or employee of a Borrower who is listed on the most current signature authorization letter received by Agent from the Borrower; however, Agent will, in all cases, be authorized to act on the request of any person that Agent, in good faith, believes to be an authorized officer or employee of a Borrower. If Agent receives a request from a Borrower in the form of Exhibit 2.5 for a Revolving Loan after 12:00 noon, Cincinnati, Ohio time, on a Business Day, then the notice will be treated as having been received at the opening of business on the next Business Day which will then become the applicable Borrowing Date.

          2.5.2     Funding of Revolving Loans.

               (i) Controlled Disbursement Borrowings. If Agent has, as of any Business Day, not elected a Daily Settlement Date (as defined and provided for in Section 4.2.2), then Agent will, subject to the terms of this Agreement, make disbursements of proceeds of Revolving Loans to Borrowers via the Controlled Disbursement Accounts as the checks and other items are presented to Agent on a Business Day for payment pursuant to Agent's controlled disbursement account system, except to the extent
Agent  has  received a notice from a Lender pursuant  to  Section
2.5.3.

                (ii) Other Revolving Borrowings. If (a) Agent has, as of the applicable Borrowing Date, not elected a Daily Settlement Date (as defined and provided for in Section 4.2.2) and (b) Agent receives a request from a Borrower for a Revolving Loan in the form of Exhibit 2.5 (i.e., a Revolving Loan other than via the Controlled Disbursement Accounts), then Agent will, subject to the terms of this Agreement, advance the requested Revolving Loan on the applicable Borrowing Date according to the disbursement instructions given by the Borrower to Agent (so long as the instructions are acceptable to Agent in its discretion exercised in a reasonable manner), except to the extent Agent has received a notice from a Lender pursuant to Section 2.5.3.

                 (iii) Disbursements if Daily Settlement Elected. If Agent has, as of the applicable Borrowing Date, elected a Daily Settlement Date (as defined and provided for in
Section 4.2.2), then the Revolving Loan requested, whether via the Controlled Disbursement Accounts or otherwise, will, subject to the terms of this Agreement, be made available to Borrowers by Agent on the applicable Borrowing Date to the extent of the aggregate amounts of the requested Revolving Loan made available to Agent by Lenders and in like funds as, and if, received by Agent as of 2:30 p.m., Cincinnati, Ohio time, on that Borrowing Date. Any amounts of that Revolving Loan requested by Borrower which are made available to Agent by Lenders after 2:30 p.m., Cincinnati, Ohio time, on the applicable Borrowing Date will be made available to Borrowers on the immediately following Business Day in like funds received by Agent from Lenders.

          2.5.3     Funding by Agent on Behalf of Lenders.

                (i) Revolving Loans--Weekly Settlement. For every advance of a Revolving Loan made by Agent on a Business Day for which Agent had not elected a Daily Settlement Date (as defined and provided for in Section 4.2.2), Agent may assume that each Lender will make its Percentage Share of the applicable Revolving Loan available to Agent as of 2:30 p.m., Cincinnati, Ohio time, on the next subsequent Settlement Date unless Agent has been notified by a Lender that the Lender does not intend to make available to Agent the Lender's Percentage Share of the applicable Revolving Loan to be funded under Section 2.5.2(ii) or the Revolving Loan necessary for the payment of checks and other items presented to Agent via the Controlled Disbursement Accounts ("Non-Funding Notice"). For a Non-Funding Notice to be effective as against Agent for (a) the Borrowing Date of any Revolving Loan to be funded under Section 2.5.2(ii) or (b) any Business Day on which any Revolving Loan will be made to a Borrower via its Controlled Disbursement Account (the applicable Borrowing Date being, the "Applicable Funding Date"), Lender must deliver a Non-Funding Notice to Agent: (1) at or before 8:00 a.m., Cincinnati, Ohio time, on the Business Day that is at least one Business Day before the Applicable Funding Date of any Revolving Loan to be funded under Section 2.5.2(ii) or (2) at or before 2:30 p.m., Cincinnati, Ohio time, on the Business Day that is at least two Business Days before the Applicable Funding Date of any Revolving Loan to be made to a Borrower via its Controlled Disbursement Account. Any Non-Funding Notice received after 8:00 a.m. or, as applicable, 2:30 p.m., Cincinnati, Ohio time, will be treated as having been received at the opening of business on the next Business Day. Notwithstanding anything to the contrary in this
Section 2.5.3, Agent may assume that each Lender will, under all circumstances, make its Percentage Share of all Revolving Loans made pursuant to Sections 2.3.4 or 3.8.2 available to Agent as of 2:30 p.m., Cincinnati, Ohio time, on the next subsequent Settlement Date.

                (ii) No Modification of Lender's Obligations. Nothing in this Section 2.5.3 may be deemed to relieve any Lender of its obligation, if any, under this Agreement to make a Revolving Loan to a Borrower on the applicable Borrowing Date.

           2.5.4 Pro Rata Lending; Commitment Default by a Lender. All Revolving Loans (including any Overadvances elected to be made by Agent pursuant to Section 2.2.1) and all participations in Letters of Credit will be made simultaneously by Lenders pro rata on the basis of their respective Commitments, and any reduction of the Commitments of Lenders effected pursuant to the terms of this Agreement will be allocated by Agent pro rata according to the relevant Percentage Shares of Lenders. No Lender will be responsible for, or be subject to any liability because of, any default by any other Lender in its obligation to make Revolving Loans under this Agreement nor will any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to fulfill its Commitment under this Agreement. Each Lender will be obligated to make the Revolving Loans provided to be made by it under this Agreement, regardless of the failure of any other Lender to fulfill its Commitment under this Agreement.

           2.5.5 Funding Sources. Nothing in this Agreement may be treated as obligating any Lender to obtain its funds in any particular place or manner to make any Revolving Loan under this Agreement, and nothing in this Agreement may be deemed to be a representation by any Lender that it has obtained or will obtain funds in any particular place or manner.

      2.6 No Limitation on Liens. The limits on outstanding advances against the Borrowing Base are not intended and shall not be deemed to limit in any way Agent's or Lenders' security interest in, or other Liens on, the Receivables, Inventory, General Intangibles, or any other Loan Collateral.

     2.7 Discretionary Nature of Facility. NOTHING CONTAINED IN THIS AGREEMENT SHALL, AT ANY TIME, REQUIRE LENDERS TO MAKE LOANS OR OTHER EXTENSIONS OF CREDIT (INCLUDING LETTERS OF CREDIT) TO ANY BORROWER, AND THE MAKING AND AMOUNT OF ANY LOANS OR OTHER
EXTENSIONS OF CREDIT (INCLUDING LETTERS OF CREDIT) HEREUNDER SHALL AT ALL TIMES BE IN AGENT'S DISCRETION TO BE EXERCISED IN GOOD FAITH. ALL OUTSTANDING LOANS AND OTHER EXTENSIONS OF CREDIT (INCLUDING LETTERS OF CREDIT) SHALL AT ALL TIMES BE SUBJECT TO THE TERMS OF SECTION 11 AND SECTION 14, INCLUDING THE TERMS THEREOF RELATING TO REPAYMENT. Without limiting the generality of the foregoing, and subject to Section 15, Borrowers acknowledge that (i) Agent, from time to time in its discretion exercised in good faith, may increase or decrease the percentage advance rates and dollar limits on outstanding advances against the Borrowing Base and (ii) the covenants set forth in this Agreement are not (and are not intended to be) an exclusive listing of all the elements of a Borrower's condition which are material to Agent or Lenders, from time to time, in determining whether credit should be advanced hereunder. Accordingly, compliance by Borrowers with all of the covenants set forth in this Agreement shall not be deemed to affect, in any manner, Agent's discretion pursuant to Section 2 with respect to the making and amount of any Loans or other extensions of credit hereunder.

       2.8 General Conditions. In addition to any other provisions contained in this Agreement, the making of any Revolving Loan by a Lender or the issuance of any Letter of Credit by Issuing Lender will be subject to the continued existence or fulfillment to the satisfaction of Agent of each of the following conditions throughout the term of this Agreement:

            (i)   No  Event  of  Default  has  occurred  and   is
continuing;

           (ii) No law or regulation prohibits, and no order, judgment or decree of any arbitrator or Governmental Authority enjoins or restrains any Lender, from making the requested advance; and

           (iii) Borrowers' representations and warranties contained in this Agreement are complete and correct as of the date of this Agreement and continue to be true and correct in all material respects throughout the term of this Agreement with the same effect as though such representations and warranties had been made again on and as of each day of the term of this Agreement subject to such changes as are not prohibited hereby or do not constitute Events of Default under this Agreement.

      2.9 One General Obligation; Cross-Collateralized. All advances of credit by Lenders to, or for the benefit of, any
Borrower under this Agreement and under any other Loan Document constitute one loan, and all of the Obligations constitute one obligation. The Loans, the Letters of Credit and all other advances or extensions of credit to, or for the benefit of, any Borrower under this Agreement or the other Loan Documents are made on the security of all of the Loan Collateral.

3.   INTEREST CHARGES; MINIMUM LOAN CHARGE; FEES.

      3.1 Interest on Loans. Borrowers promise to pay interest on the Loans as follows:

           (i) All Revolving Loans will bear interest on the daily unpaid principal amount thereof from the date made until paid in full at a rate per annum equal to the Prime Rate, as in effect from day to day as interest accrues, plus 1.25% (the "Revolving Loan Margin").

           (ii) The principal balance of all other outstanding Obligations (except that portion of the Obligations, if any, arising under any agreement other than this Agreement if such other agreement provides for the payment of interest at a rate specified therein) will bear interest on the daily unpaid principal amount thereof from the date made until paid in full at a rate per annum equal to the Prime Rate, as in effect from day to day as interest accrues, plus 1.25% (the "Other Margin").

           (iii) Any adjustment in the rate of interest resulting from a change in the Prime Rate will become effective on the date of such change in the Prime Rate made by Agent.

           (iv) The Revolving Loan Margin and the Other Margin each is subject to reduction by 0.250% per annum if (a) Borrowers have met each of the financial tests set forth on Exhibit 3.1 as of the end of their fiscal years ending June 30, 1998 and (b) no Event of Default is existing as of the end of that fiscal year, or exists as of the effective date of reduction as provided below. Each of the Revolving Loan Margin and the Other Margin is subject to one additional reduction (whether or not the reduction applicable to Borrowers' fiscal year ending June 30, 1998 occurred) by 0.250% per annum if (x) Borrowers have met each of the financial tests set forth on Exhibit 3.1 as of the end of their fiscal years ending June 30, 1999 and (y) no Event of Default is existing as of the end of that fiscal year, or exists as of the effective date of reduction as provided below. The total reduction to each of the Revolving Loan Margin and the Other Margin, assuming Borrowers meet all of the conditions of this clause (iv) of Section 3.1 for both of their fiscal years ending June 30, 1998 and June 30, 1999, is 0.500% per annum. The foregoing rate reductions, if applicable, will become effective on and after the first day of the first calendar month following delivery of Borrowers' annual financial statements required to be delivered to Agent pursuant to Section 8.7 for, as applicable, the fiscal year ending June 30, 1998 and June 30, 1999. Each of the financial statements required to be delivered to Agent (1) must be in compliance with Section 8.7 and (2) must have been reviewed by Agent to its satisfaction for all purposes of this Agreement.

           (v) The per annum rate of interest applicable at all times after the occurrence and during the continuance of an Event of Default shall be the applicable rate of interest set forth above in clauses (i) and (ii) of this Section 3.1 plus an additional 2.000% per annum.

     3.2 Increased Costs. If (i) there occurs any change in law or any rules, regulations, guidelines or orders (or any interpretations thereof) of a Governmental Authority or any new laws, regulations or guidelines are promulgated, enacted, issued, or made or any request, requirement or directive (whether having the force of law) from any central bank or other Governmental Authority is imposed or made effective (including a requirement which affects the manner in which a Lender allocates capital resources to any of its credit facilities, including its
Commitment hereunder) and (ii) as a result of such change, enactment, or issuance a Lender, in its discretion exercised in good faith, determines that (a) the rate of return on such Lender's capital as a consequence of its credit facilities hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances (taking into consideration such Lender's policies with respect to capital adequacy and capital maintenance) by an amount deemed by such Lender to be material or (b) such Lender is subjected to any tax of any kind whatsoever with respect to this Agreement or any loan or other credit advanced under this Agreement or the basis of taxation of payments to such Lender of principal, fees, interest or other amounts payable under this Agreement is changed (except a tax on the overall net income or capital of such Lender, including "doing business," franchise and other similar taxes), then, and in each such case, such Lender may charge Borrowers an additional fee which will compensate such Lender for such reduction in the rate of return caused by such requirements or for such tax ("Additional Fee") so long as additional fees (with respect to capital adequacy, capital maintenance and such taxes) are being charged by such Lender to its other similarly situated borrowers to the extent such Lender is legally empowered to do so. In the event any Additional Fee is charged to Borrowers by a Lender under this Section 3.2, Borrowers may prepay the Obligations in full without payment of the termination fee under
Section 11.3 so long as such prepayment in full is tendered to Agent within 120 days following the date a Lender either first imposed the Additional Fee or subsequently increased such Additional Fee for a reason other than a change in the balance of the Loans or the interest rates under Section 3.1.

      3.3 Closing Fee. On the Closing Date, Borrowers will pay to Agent a closing fee in the total amount of $175,000.

      3.4 Unused Commitment Fee. Commencing on the first Business Day of the first calendar month immediately following the Closing Date and continuing on the first Business Day of each and every calendar month thereafter until the Obligations are fully paid and satisfied, Borrowers will pay to Agent, for the account of each Lender, a fee ("Unused Commitment Fee") in an amount equal to (i) the average daily Unused Commitment of each Lender, as determined by Agent, during the preceding calendar month (or portion thereof during which any portion of any Revolving Loans, including the Letter of Credit Exposure, were outstanding) for which the Unused Commitment Fee is being determined multiplied by (ii) the result obtained (expressed as a percentage) by multiplying 0.375% by a fraction, the numerator of which is the sum of days in such calendar month during which this Agreement is outstanding and the denominator of which is 360.

     3.5 Letter of Credit Fees. Borrowers will to pay to Agent, for the account of Lenders, with respect to each Letter of Credit, a fee ("LOC Fee") of 1.50% per annum on the amount available to be drawn under each Letter of Credit. Borrower will pay to Agent, for the account of Issuing Lender, Issuing Lender's then current issuance, opening, closing, transfer, amendment, draw, renewal, negotiation and other letter of credit administration fees and charges with respect to each Letter of Credit. The LOC Fee is due and payable in advance on the issuance of each Letter of Credit.

      3.6   Interest Rate Protection.  Subject to Section  10.10,
Borrowers may, at Borrowers' cost, obtain and maintain interest rate protection to protect against future increases in the Prime
Rate ("Interest Rate Agreements").

      3.7 Calculation of Certain Charges. Accrued interest charges and the fees and charges set forth in Sections 3.4 and
3.5 shall be computed on the basis of a year of 360 days and applied to actual days elapsed. Except the fees and expenses set forth in Sections 3.3 and 3.5 (which will be paid in accordance with such Sections), all such charges and other fees hereunder shall be paid in arrears, and Borrowers will pay all such charges and other fees monthly to Agent, for the benefit of Lenders, on the first Business Day of each month hereafter, beginning on October 1, 1997.

     3.8  Payments; Charging Loan Account.

           3.8.1 Payments. Borrowers promise to pay and to perform, observe and comply with when due all of the Obligations. All payments to be made by Borrowers on account of the Obligations will be made by Borrowers without setoff, deduction, offset, recoupment or counterclaim in Dollars and in immediately available funds and must be made before 2:00 p.m., Cincinnati,
Ohio time, on the due date thereof to Agent at Agent's Cincinnati, Ohio main branch located at 425 Walnut Street, Cincinnati, Ohio 45202. Funds received by Agent after that time will be deemed to have been paid on the next succeeding Business Day. If any payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity of the payment will be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon will be payable at the then applicable rate during that extension.

            3.8.2 Charging of Loan Account; Advances of Revolving Loans. Borrowers hereby irrevocably authorize Agent, at Agent's option, to charge any account of Borrowers at Agent or charge or increase the Revolving Loans for the payment or repayment of any Obligations. On the next subsequent Settlement Date, Lenders will make their respective Percentage Shares of the Revolving Loans made by Agent under authority granted by this
Section 3.8.2 available to Agent in accordance with the procedures and subject to the conditions specified in Section 4.2.

      3.9 Maximum Rate. It is the intent of each Borrower, Agent, Lenders, and all persons and entities primarily or secondarily liable under this Agreement and the other Loan Documents to conform strictly to those applicable laws (including binding judicial or administrative interpretations or determinations of those laws) ("Applicable Laws") regarding the contracting for, and charging and receiving of, interest for the use, forbearance and detention of money. Agent and Lenders will have no right to claim, charge or receive, and no Borrower will have any obligation to pay, any Interest (as defined below) in excess of the maximum amount permitted by the Applicable Laws (the "Maximum Amount") or in excess of the maximum rate permitted by the Applicable Laws (the "Maximum Rate") on principal which is outstanding and unpaid from time to time. Any Interest contracted for, charged or received in excess of the Maximum Rate or the Maximum Amount ("Excess Interest") will be deemed a result of a bona fide error and a mistake. Each Borrower, and all persons and entities primarily or secondarily liable under this Agreement and of the other Loan Documents, recognize that with fluctuations in the Prime Rate and the Maximum Rate, such a bona fide error and a mistake could inadvertently occur. The determination of whether the rate or amount of interest charged under this Agreement or under the other Loan Documents is usurious under the Applicable Laws will be made by amortizing, prorating, allocating and spreading in equal parts during the term of this Agreement, all interest or other sums deemed to be interest ("Interest") at any time contracted for, charged or received from a Borrower (or on its behalf) in connection with this Agreement or any other Loan Document. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Excess Interest is charged or received, each Borrower stipulates that any Excess Interest will be, first, applied to reduce then unpaid principal balance of the Obligations; second, applied to any other unpaid Obligations other than Interest which is Excess Interest; and, third, returned to Borrower if all of the Obligations (determined exclusive of Excess Interest) have been satisfied. By signing this Agreement, each Borrower agrees that (a) the credit or return of any Excess Interest to it will constitute acceptance by it of the payment or credit of the Excess Interest, and (b) it will not seek or pursue any other remedy, legal or equitable, against Agent or any Lender based, in whole or in part, on the charging or receiving of any interest in excess of the Maximum Amount or the Maximum Rate. In no event will Agent or any Lender be subject to any of the penalties provided by the Applicable Laws for contracting for, charging or receiving any Excess
Interest. Any Excess Interest which is unpaid will be deemed canceled.

      3.10 Monthly Loan Activity Accountings. Agent will provide Borrowers monthly with a statement of advances, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be conclusive evidence of the amount of the Obligations owing and unpaid by Borrowers and shall be deemed to be an account stated and binding as against Borrowers unless such statement contains manifest errors.

4.   APPORTIONMENTS OF PAYMENTS; SETTLEMENTS AMONG LENDERS;
     PARTICIPATIONS IN LETTERS OF CREDIT.

     4.1  Apportionment of Payments; Pro Rata Treatment.

            4.1.1 Apportionment of Payments. Subject to Sections 4.2 and 4.4: (i) aggregate principal and interest payments received by Agent in finally collected funds on account of the Loans will be apportioned by Agent pro rata among all Lenders (apportioned according to the daily, average unpaid principal balance held by each Lender of the applicable Loan with respect to which the payment was received); however, for purposes of this Section 4.1, the aggregate principal amount of any Overadvances will be deemed paid first; (ii) unless otherwise agreed to by Agent and Lenders, aggregate payments received by Agent in finally collected funds of all fees and other amounts to be paid by Borrowers under the terms of this Agreement to Agent for the account of Lenders will be apportioned by Agent pro rata among all Lenders according to their respective Percentage Shares; and (iii) aggregate principal and interest payments received by Agent in finally collected funds on account of Unreimbursed Drawings will be apportioned by Agent pro rata among all Lenders which have paid their respective Percentage Share of any Unreimbursed Drawings to Issuing Lender (apportioned according to the daily, average unpaid principal balance of the Unreimbursed Drawings held by each Lender with respect to which the payment was received). Notwithstanding anything to the contrary in this Section 4.1.1, the foregoing provisions in this
Section 4.1.1, except as provided in clause (i) with respect to Overadvances, do not constitute an ordering of priority of payments.

           4.1.2 Pro Rata Treatment. If any Lender (a "benefited Lender") at any time receives any payment of all or part of its Loans owing to it or its Letter of Credit Exposure, any interest on those amounts, or any collateral in respect of any or all of the foregoing (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 12.1(i)(d) or 12.1(i)(e), or otherwise), in a greater proportion than any payment to or collateral received by any other Lender, if any, in respect of the other Lender's Loans owing to it or its Letter of Credit Exposure, as the case may be, or any interest on those amounts, the benefited Lender will (i) purchase for cash from the other Lenders a participating interest in that portion of each other Lender's Loans owing to each of them and each of their Letter of Credit Exposure, as the case may be, or (ii) provide the other Lenders with the benefits of any collateral, or the proceeds of any collateral obtained by the benefited Lender, as is necessary to cause the benefited Lender to share the excess payment or benefits of the applicable collateral or proceeds ratably with each of the other Lenders; however, if all or any portion of that excess payment or benefits is thereafter recovered from the benefited Lender, the purchase by the benefited Lender from the other Lenders will be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the benefited Lender is obligated to pay interest to the applicable Person in which case the other Lenders will pay their pro rata share of the interest payment.

     4.2  Settlements.

           4.2.1 Weekly Settlement. If Agent has elected weekly settlement procedures, Agent will advise each Lender by telephone (confirmed by telecopier), telex or telecopy by 12:00 noon, Cincinnati, Ohio time, on Thursday (or, upon notice to Lenders, some other day of the week elected by Agent) of each week (the "Weekly Settlement Date") of the amount of each Lender's pro rata share of (i) all Revolving Loans made by Agent, for the benefit of Lenders, since the immediately preceding Weekly Settlement Date; (ii) all payments of principal with respect to Revolving Loans received by Agent in finally collected funds since the immediately preceding Weekly Settlement Date;
(iii)  the  amount of any payments of interest on  the  Revolving
Loans and any payment of fees and other amounts to be paid by Borrowers under the terms of this Agreement to Agent for the account of Lenders which have been received by Agent in finally collected funds since the immediately preceding Weekly Settlement Date; and (iv) the Letter of Credit Exposure of all Letters of Credit issued and, as applicable, canceled since the immediately preceding Weekly Settlement Date. On each Weekly Settlement Date, the party from whom payment is due will make the amount due available to the other party, in immediately available funds, by wire transfer to the other party's account, not later than 2:30 p.m., Cincinnati, Ohio time, so long as the party to whom payment is being made has made all payments required to be made by it under this Agreement to the other party.

          4.2.2 Daily Settlement. Notwithstanding the weekly settlement procedures in Section 4.2.1, Agent may, at its option at any time, including whenever Agent is asked to make an advance of a Revolving Loan (whether via the Controlled Disbursement Account or otherwise), elect to have a daily settlement with respect to any requested advance of a Revolving Loan. If Agent elects to have a daily settlement, (i) it must promptly (but in no event later than 12:00 noon, Cincinnati, Ohio time, on the proposed Borrowing Date) advise each Lender by telephone
(confirmed by telecopier), telex or telecopy of the requested Borrowing Date (the applicable date being, the "Daily Settlement Date"), the amount of the requested advance, and the amount of each Lender's Percentage Share and (ii) each Lender will pay to Agent the amount of the Lender's Percentage Share of the requested Revolving Loan, in immediately available funds, before 2:30 p.m., Cincinnati, Ohio time, on the proposed Borrowing Date. Whenever Agent has elected a Daily Settlement Date, and as long as Agent's election remains in effect, Agent will pay to each Lender its pro rata share of all payments, if any, described in
Section 4.2.1, which were received by Agent in finally collected funds on or before 2:30 p.m., Cincinnati, Ohio time, on the next Business Day following receipt by Agent, so long as a Lender has made all payments required to be made by it under this Agreement.

           4.2.3 Interest on Unpaid Settlements. If any payment required under Sections 4.2.1 or 4.2.2 is not, in fact, made by the party from whom payment is due ("Paying Party") when due, the party to whom payment is due ("Receiving Party") will be entitled to recover the applicable amount on Receiving Party's demand (which must be promptly made), together with interest on the applicable amount at the Federal Funds Rate, for each day from the applicable Settlement Date on which the applicable amount was due until that amount is paid. A certificate of Receiving Party submitted to Paying Party with respect to any amounts owing under this Section 4.2.3 will be binding and conclusive in the absence of manifest error.

     4.3  Letter of Credit Participations by Lenders.

           4.3.1 Participation. Issuing Lender irrevocably agrees to grant and hereby grants to each Lender, and, to induce Issuing Lender to issue Letters of Credit under this Agreement, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Issuing Lender, on the terms and conditions stated in this Section 4.3.1, for each Lender's own account and risk, an undivided interest equal to each Lender's Percentage Share (determined on the date of issuance of each Letter of Credit) in the Letter of Credit Exposure. Each Lender unconditionally and irrevocably agrees with Issuing Lender that, if a draft is paid under any Letter of Credit for which Issuing Lender is not reimbursed in full by Borrowers in accordance with
Section 2.3.4, each Lender will pay to Issuing Lender an amount equal to each Lender's Percentage Share of the amount of that draft or any part of that draft which is not so reimbursed under all applicable Letters of Credit (each drawing so unreimbursed by Borrowers being called an "Unreimbursed Drawing"). The obligations of Lenders to make payments to Issuing Lender with respect to Letters of Credit is not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the circumstances described in Section 2.3.7.

          4.3.2 Payment of Unreimbursed Drawing. Each Lender will pay to Issuing Lender the amount of the Lender's Percentage Share of all Unreimbursed Drawings under any Letters of Credit for which there are any Unreimbursed Drawings, in immediately available funds, by the end of the Business Day which immediately follows the Business Day on which Lender received notice from Issuing Lender by telephone, telex or telecopy of the Unreimbursed Drawing or Drawings. If any amount required to be paid by any Lender to Issuing Lender pursuant to this Section
4.3.2 in respect of any Unreimbursed Drawings is not paid by a Lender when due in accordance with the immediately preceding sentence, the applicable Lender will pay to Issuing Lender on Issuing Lender's demand an amount equal to the applicable Percentage Share of the Unreimbursed Drawing together with interest on the applicable amount at the Federal Funds Rate for each day from the original due date until that applicable amount is paid to Issuing Lender. A certificate of Issuing Lender submitted to any Lender with respect to any amounts owing under this Section 4.3.2 will be binding and conclusive in the absence of manifest error.

          4.3.3 Recovery of Unreimbursed Drawings. Whenever, at any time after Issuing Lender has made payment under any Letter of Credit and has received from a Lender its Percentage Share of any Unreimbursed Drawings in accordance with Section 4.3.2, Issuing Lender receives any payment related to any Unreimbursed Drawing (whether directly from Borrowers or otherwise, including proceeds of Loan Collateral applied to the applicable Unreimbursed Drawings by Agent pursuant to Section 4.1), or any payment of interest from Borrowers on account of any Unreimbursed Drawings, Issuing Lender will distribute to each Lender its pro rata share of the applicable amount received by Issuing Lender on the Business Day immediately following the Business Day on which Issuing Lender received the applicable amount in finally collected funds; however, if any amount received by Issuing Lender is required to be returned by Issuing Lender, each Lender will return to Issuing Lender the portion of the amount previously distributed to it by Issuing Lender, but without interest unless Issuing Lender is obligated to pay interest to the applicable Person in which case the other Lenders will pay their pro rata share of the interest payment.

       4.4 Allocation of Payments Following Acceleration. Aggregate cash proceeds received by Agent in finally collected funds from the sale or other disposition, collection, liquidation, or realization of any or all of the Loan Collateral, following the occurrence of any Event of Default and acceleration of the Obligations, will be allocated, subject to the provisions of this Agreement, to the Obligations in the following order:

          first, to interest due with respect to all Loans;

           second, to principal of the Revolving Loans and to pay drawings under, or provide cash collateral in respect of, Letters of Credit to the extent contemplated in Section 14.3;

            third,   to  any  fees,  expense  reimbursements   or
indemnities then due to Agent or Issuing Lender from Borrowers or from any Lender under this Agreement;

            fourth,  to  any  fees,  expense  reimbursements   or
indemnities then due to Lenders from Borrowers; and

           fifth, to the payment of any other Obligations due to Agent or Lenders from Borrowers.

Agent will distribute to each Lender at its address set forth on the applicable signature page of this Agreement, or at any other address as a Lender may request in writing, the amount of funds as the Lender may be entitled to receive in accordance with the terms of this Agreement and the settlement procedures set forth in Section 4.2.

      4.5   No  Third Party Beneficiary.  The provisions of  this
Section 4 are solely for the benefit of Agent and Lenders, and none of Borrowers nor any Additional Borrower will have any rights as a third party beneficiary of any of the provisions of this Section 4.

5.   NATURE OF BORROWERS' OBLIGATIONS; GUARANTY.

     5.1 Joint, Several and Primary Obligations. The Obligations of Borrowers under this Agreement and the other Loan Documents are joint, several and primary. No Borrower will be or be deemed to be an accommodation party with respect to any of the Loan Documents. For purposes of advancing funds, issuing Letters of Credit, rendering statements, receiving requests from, or otherwise communicating with Borrowers or in Agent's administration of this loan transaction, Midcoast, Little Rock, SabreTech, Dimension and Turbotech each hereby authorize Agent to treat Sabreliner as the sole agent for all of them under the Loan Documents and to deal with it exclusively, and any act done or omitted or any document, certificate, or instrument executed or delivered by Sabreliner for Midcoast, Little Rock, SabreTech, Dimension, Turbotech or any one or more of them, will be binding on each of them.

      5.2. Consolidated Borrowings. To induce Agent and Lenders to enter into this Agreement and to make advances of the Loans, and issue the Letters of Credit in the manner set forth in this Agreement, each Borrower hereby represents, warrants, covenants and states to Agent and Lenders that:

           (i) Sabreliner is the sole shareholder of Midcoast, SabreTech, Dimension, and Turbotech, Midcoast is the sole shareholder of Little Rock, and Midcoast, Little Rock, SabreTech, Dimension and Turbotech are substantially dependent upon Sabreliner for their respective working capital, strategic management, financial needs and technology;

           (ii) Borrowers desire to utilize their borrowing potential on a consolidated basis, to the extent(s) possible as if they were merged into a single corporate entity and, consistent with realizing such potential, to make available to Agent and Lenders security commensurate with the amount and nature of their aggregate borrowings;

           (iii) each of Sabreliner and its Subsidiaries has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement and that under a joint and several loan facility it is able to obtain financing on terms more favorable than otherwise available to it separately; and

          (iv) Sabreliner and its Subsidiaries have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

      5.3. Guaranties. It is both a condition precedent to the obligations of Agent and Lenders under this Agreement and a desire of Borrowers that Borrowers execute and deliver to Agent, for the benefit of Lenders, this Agreement, the Security Agreement, and to the extent required thereunder, the other Loan Documents, and also execute and deliver to Agent, for the benefit of Lenders, an irrevocable and unconditional cross-guaranty of the full and prompt payment of the Obligations and performance of the Loan Documents by each of them in accordance with the terms of a Guaranty in the form of Exhibit 5.3.

6. SECURITY. The Obligations shall be secured (for application in such order as may be determined by Agent in its discretion exercised in good faith) by a first priority security interest in all of the (i) Collateral pursuant to the Security Agreement and accompanying financing statements, and (b) other Loan Collateral given from time to time as security for the Obligations.

7.   RECEIVABLES; INVENTORY; COLLECTION OF RECEIVABLES;  DISPUTED
     RECEIVABLES; PROCEEDS OF INVENTORY.

      7.1   Agreements  Regarding Receivables.  No  Borrower  may
backdate,  postdate  or redate any of its invoices  or  make  any sales on extended dating or credit terms beyond that (i) customary in Borrower's industry and (ii) approved by Agent. Borrowers shall notify Agent promptly on a Borrower's learning thereof if any Eligible Receivable becomes ineligible for any reason, other than the aging of such Receivable, and of the reasons for such ineligibility. Each Borrower will also notify Agent promptly of all material disputes and claims with respect to its Receivables, and Borrowers will settle or adjust such material disputes and claims at no expense to Agent; however, no Borrower may, without Agent's consent grant (i) any discount, credit or allowance in respect of its Receivables outside the ordinary course of business or (ii) any materially adverse extension, compromise or settlement to any customer or account debtor. Nothing permitted by this Section 7.1 or Section 7.2, however, may be construed to alter in any way the criteria for Eligible Receivables or Eligible Inventory provided in Section 1.1.

      7.2 Agreements Regarding Inventory. Each Borrower shall notify Agent promptly of all material returns and recoveries of Inventory. Without Agent's prior consent and compliance with the applicable terms of the Security Agreement, no Borrower will (i) accept any returns of Inventory outside the ordinary course of business, (ii) enter into any agreement, practice, arrangement, or transaction under which title to, or ownership of, any Inventory which is being sold by a Borrower is, or purports to be, transferred to, or held by, a Person other than the applicable Borrower before such Inventory is delivered to such Person by the Borrower, (iii) make a sale of Inventory to any customer on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment or any other repurchase or return basis, or (iv) store any Inventory with, or place any Inventory in the possession or control of, any bailee, processor, warehouseman, consignee or any other Person not a party to a bailee or warehouseman's or similar agreement with Agent under any arrangement, practice or agreement (oral or written).

     7.3 Locked Boxes. Borrowers have rented and shall continue to rent the post office boxes identified in Exhibit 7.3, or such other post office boxes as Agent may notify Borrowers from time to time (individually, a "Locked Box," and, collectively, the "Locked Boxes"). Borrowers shall notify all of their customers and account debtors to forward all remittances of every kind due Borrowers ("Remittances") to the Locked Boxes (such notices to be in such form and substance as Agent may require from time to time), and immediately upon receipt thereof, Borrowers shall deposit all other proceeds of Receivables or other Loan Collateral into the Locked Box (or into a Special Account, as defined in Section 7.4). Agent shall have sole access to the Locked Boxes at all times, and Borrowers shall take all action necessary to grant Agent such sole access. At no time shall any Borrower remove any item from any Locked Box without Agent's prior written consent, and no Borrower shall notify any customer or account debtor to pay any Remittance to any other place or address without Agent's prior written consent. If any Borrower should neglect or refuse to notify any customer or account debtor to pay any Remittance to the Locked Boxes, Agent shall be entitled to make such notification. Each Borrower hereby grants to Agent an irrevocable power of attorney, coupled with an interest, to take in each Borrower's name all action necessary
(a) to grant Agent sole access to the Locked Boxes, (b) to contact account debtors to pay any Remittance to the Locked Boxes in the event that any such account debtor is not paying any such Remittance to the Locked Boxes, (c) to contact account debtors for any reason upon the occurrence of an Event of Default, and
(d) to endorse each Remittance delivered to the Locked Boxes for deposit to a Special Account.

      7.4 Special Account and Blocked Account. Upon collection of Remittances and other proceeds of Receivables and other Loan Collateral from the Locked Boxes, Agent shall deposit the same in the special accounts of the respective Borrowers at Agent as identified in Exhibit 7.4 (each a "Special Account"). In order to provide for collection and forwarding to Agent of Remittances and other proceeds of Receivables and other Loan Collateral that continue to be sent on and after the date of this Agreement to the Borrowers' respective blocked account banks as identified in
Exhibit  7.4  (each  such bank being called  a  "Blocked  Account
Bank"), each Borrower and Agent are (or will be prior to any funding hereunder) parties to a Blocked Account Agreement in form and substance satisfactory to Agent (a "Blocked Account Agreement") with the applicable Blocked Account Bank pursuant to which the blocked accounts identified in Exhibit 7.4 are established and maintained by the applicable Blocked Account Bank (each a "Blocked Account"). Upon collection of Remittances from a Blocked Account, Agent shall deposit the same in the transfer account of the applicable Borrower at Agent as identified in
Exhibit 7.4 (a "Transfer Account"). Any Remittance or other proceeds of Receivables or other Loan Collateral received by any Borrower shall be deemed held by Borrowers in trust and as fiduciary for Agent, and Borrowers immediately shall deliver the same, in its original form, to Agent into the Locked Boxes. Pending such deposit, each Borrower agrees that it will not commingle any such Remittance or other proceeds of Receivables or other Loan Collateral with any of a Borrower's other funds or property, but will hold it separate and apart therefrom in trust for Agent until deposit is made into the Locked Boxes, or applicable Special Account or Transfer Account. All deposits to a Special Account, the Locked Boxes, a Blocked Account or a Transfer Account shall be Agent's property and shall be subject only to the signing authority designated from time to time by Agent, and no Borrower shall have any interest therein or control over such deposits or funds. Agent shall have sole access to each Special Account and Transfer Account, and no Borrower shall have any access thereto nor to any Blocked Account. Agent and Lenders shall have, and each Borrower hereby grants to Agent and Lenders, a security interest in all funds held in each Special Account, Blocked Account and Transfer Account as security for the Obligations. Each Special Account, Blocked Account and Transfer Account shall not be subject to any deduction, set-off, banker's lien or any other right in favor or any person or entity other than Agent. Deposits to each Special Account, Blocked Account and Transfer Account shall be applied first to the principal and interest of the Revolving Loans, and second to the other Obligations in such order and method of application as may be elected by Agent in its discretion exercised in good faith. Any funds in a Special Account, Blocked Account or Transfer Account remaining after the applications set forth in the preceding sentence may, at Agent's option, be paid over by Agent to Borrowers or retained in a Special Account, Blocked Account and/or Transfer Account as continuing security for the Obligations. Each Borrower hereby indemnifies and holds Agent and Lenders harmless from and against any loss or damage with respect to any Remittance deposited in a Special Account, Blocked Account, Transfer Account, or any or all of them, which is dishonored or returned for any reason. If any Remittance deposited in a Special Account, Blocked Account, Transfer Account (or any or all of them) is dishonored or returned unpaid for any reason, Agent, in its discretion, may charge the amount of such dishonored or returned Remittance directly against Borrowers and any account maintained by any Borrower with Agent and such amount shall be deemed part of the Obligations hereunder. Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Agent under this Agreement, but shall be liable for any such loss or damage resulting from Agent's gross negligence or willful misconduct. Until a payment is received by Agent for Agent's account in Cincinnati, Ohio in finally collected funds, all risks associated with such payment, including risks associated with the failure of a Blocked Account Bank at which a Blocked Account is located, will be borne solely by Borrowers.

       7.5   Crediting  of  Remittances.   For  the  purpose   of
calculating interest, all Remittances and other proceeds of Receivables and other Loan Collateral shall be credited to Borrowers (conditional upon final collection) two Business Days after Agent's Structured Capital Division receives notice of deposit of the same into a Special Account or Transfer Account; provided, however, in the event that Agent's Structured Capital Division receives notice of such deposit later than 12:00 noon on any Business Day, such Remittance deposited shall be credited to Borrowers (conditional upon final collection) two Business Days after such deposit; and provided, further, that the time for crediting Remittances by the United States of America shall be one Business Day shorter than provided above in this sentence. For the purpose of determining the aggregate loan availability and the Unused Commitment Fee under Section 3.4, all such Remittances shall be credited on the Business Day on which Agent's Structured Capital Division receives notice of such deposit into a Special Account or Transfer Account. From time to time, Agent may adopt such regulations and procedures as it may deem reasonable and appropriate with respect to the operation of a Special Account, the Locked Boxes, a Blocked Account, a Transfer Account and the services to be provided by Agent under this Agreement so long as the adoption of such regulations and procedures will not change the material terms of this Agreement.

     7.6 Cost of Collection. All reasonable costs of collection of any Borrower's Receivables, including attorneys' fees, out-of-pocket expenses, administrative and recordkeeping costs, and all service charges and costs related to the establishment and maintenance of the Locked Boxes, a Special Account, a Blocked Account and a Transfer Account, shall be the sole responsibility of Borrowers, whether the same are incurred by Agent or a Borrower, and Agent, at its discretion, may charge the same against Borrowers and any account maintained by any Borrower with Agent and the same shall be deemed part of the Obligations hereunder.

8.   EXAMINATION OF LOAN COLLATERAL; REPORTING.

      8.1 Maintenance of Books and Records. Each Borrower shall keep and maintain complete books of account, records and files with respect to its business in accordance with GAAP consistently applied and shall accurately and completely record all transactions therein. Each Borrower will maintain a perpetual inventory system in respect of its Inventory.

      8.2 Access and Inspection. Agent and Lenders may at all times during normal business hours have (i) access to, and the right to examine and inspect, all of each Borrower's real and personal property and (ii) access to, and the right to inspect, audit and make extracts from, all of each Borrower's records, files and books of account, and Borrowers shall execute and deliver at the request of Agent such instruments as may be necessary for Agent or Lenders to obtain such information concerning the business of each Borrower as Agent or Lenders may reasonably require from any Person; however, unless an Event of Default has occurred or exists, Agent and Lenders will give a Borrower reasonable notice before it makes the inspections and examinations at any Borrower's Facility. Each Borrower shall furnish Agent or Lenders at reasonable intervals with such statements and reports regarding each Borrower's financial condition and the results of its operations, in addition to those hereinafter required, and such other information as Agent or Lenders may reasonably request from time to time.

      8.3 Reporting Regarding Receivables. Not less frequently than monthly, and more frequently if Agent shall require or a Borrower shall so elect, Borrowers shall deliver to Agent a borrowing base certificate in the form of Exhibit 8.3 (a "Borrowing Base Certificate") and acceptable supporting documentation thereto. Not less frequently than weekly, and more frequently if Agent shall require or a Borrower shall so elect, Borrowers will deliver to Agent a report listing all of each Borrower's Receivables which arise out of a contract with a Governmental Authority or are otherwise subject to an Assignment of Claims Law. By no later than the 25th day after the end of each calendar month, or sooner if available, each Borrower shall deliver to Agent monthly agings, broken down by due date or invoice date, as applicable, of Receivables, in each case reconciled to the Borrowing Base Certificate for the end of such month and each Borrower's general ledger, and setting forth any changes in the reserves made for bad accounts or any extensions of the maturity of, any refinancing of, or any other material changes in the terms of any Receivables, together with such further information with respect thereto as Agent may require.

      8.4 Reporting Regarding Inventory. Each Borrower will undertake a physical count of its Inventory at least once each fiscal year in accordance with procedures approved by Borrowers' independent certified public accountants and Agent. By no later than the 25th day after the end of each calendar month, each Borrower shall submit to Agent an inventory report reconciled to
(i)  the  Borrowing Base Certificate for the end of  such  month,
(ii) each Borrower's inventory records, and (iii) each Borrower's general ledger, broken down into such detail and with such categories as Agent shall reasonably require (including, but not limited to, a report indicating the type, location, and dollar value of each Borrower's Raw Materials, Work-in-Process, Pre-
Owned Aircraft and Finished Goods Inventory, and all other information deemed necessary by Agent to determine levels of that which is and is not Eligible Inventory). Values shown on reports of Inventory shall be at the lower of cost or market value determined on the basis of average cost. Not less frequently than monthly, and more frequently if Agent shall require or a Borrower shall so elect, each Borrower shall deliver to Agent a Borrowing Base Certificate, and acceptable supporting documentation thereto, reporting the value of each Borrower's Inventory as of the end of the immediately preceding calendar month period for which any Borrower has provided an inventory report in accordance with this Section 8.4.

      8.5 Monthly Financial Statements; Payable Information. Promptly when available and in any event not later than 30 days after the end of each month occurring after the Closing Date, Borrowers shall furnish to Agent monthly consolidating financial statements, (a) showing each Borrower's financial condition and the results of each Borrower's operations for the periods covered by such statements in such detail as Agent may from time to time require, (b) prepared in accordance with GAAP consistently applied (except the omission of footnotes and as otherwise disclosed to Agent to the extent such exceptions are acceptable to Agent), and (c) containing all disclosures required to fully and accurately present the financial position and results of operations of each Borrower (subject to normal year-end adjustments and the omission of footnotes) and to make such statements not misleading under the circumstances. By no later than the 30th day after the end of each calendar month, or sooner if available, each Borrower shall deliver to Agent monthly agings of accounts payable listed by invoice date, in each case reconciled to each Borrower's general ledger.

      8.6 Annual Projections. At least 30 days prior to the end of each of Borrower's fiscal years, each Borrower shall furnish to Agent detailed projections for the next 12 months setting forth projected income and cash flow for each month, the monthly operating budget, the monthly balance sheet, and the monthly borrowing availability of each Borrower, in each case accompanied by a certificate of such Borrower's chief financial officer, countersigned by such Borrower's chief executive officer, stating
(i) the assumptions on which the projections were prepared, (ii) that the assumptions, except as otherwise noted, were prepared on a consistent basis with the operation of the Borrower's business during the immediately preceding fiscal year and with factors known to exist as of the date of the certificate or reasonably anticipated to exist during the periods covered by the projections, and (iii) that the officers signing the certificate have no reason to believe that the projections are incorrect or misleading in any material respect.

      8.7 Audited Annual Financial Statements. Promptly when available and in any event not later than 90 days after the end of each of Borrower's fiscal years, Borrowers shall submit to Agent consolidated financial statements prepared in a consolidating manner, showing Borrowers' financial condition, the results of operations, a balance sheet and related statements of income, shareholders' equity, and changes in cash flows and financial position for the year then ended. Such annual consolidated financial statements, prepared in a consolidating manner, shall be audited in accordance with generally accepted auditing standards by an independent certified public accountant reasonably acceptable to Agent and shall be prepared and presented in accordance with GAAP consistently applied.

      8.8 Management Reports. Each Borrower shall furnish to Agent promptly upon receipt copies of all management letters and any other material reports provided by Borrowers' independent accountants. Each Borrower hereby authorizes Agent to communicate directly with Borrowers' independent accountants to discuss each Borrower's financial statements.

      8.9 Comparisons to Financials; Certificates. With each monthly or annual financial statement submitted by Borrowers to Agent under Sections 8.5 and 8.7, each Borrower will accompany each of such financial statements with: (i) a comparison prepared by each Borrower of the projected financial position and results of operations of a Borrower provided for in Section 8.6 with the actual financial position and results of operations of Borrowers for the applicable period and an explanation of any material variations between them; and (ii) a comparison prepared by each Borrower between actual calculated results for the applicable period and the covenanted results for each of the Financial Covenants (as defined in Section 10.29). Each Borrower shall also furnish Agent together with all materials required pursuant to Section 8.5, Section 8.6, and Section 8.7, a certificate signed by the chief financial officer of a Borrower in the form of Exhibit 8.9.

      8.10 Tax Returns; Consolidated Information; Additional Information. Promptly when available and in any event not later than 10 Business Days after the filing of its tax returns with each applicable Governmental Authority, Borrowers shall deliver to Agent a copy of all tax returns and schedules filed by Borrowers in respect of each fiscal year ending on and after June 30, 1996. Each Borrower shall furnish all other information as Agent may reasonably request from time to time.

9. WARRANTIES, REPRESENTATIONS AND COVENANTS. In order to induce Agent and Lenders to enter into this Agreement and to induce Lenders to make Loans hereunder, each Borrower warrants, represents and covenants that, as of the date hereof, any date upon which a Loan is made hereunder, and until the Obligations are fully paid, performed and satisfied, the representations, warranties and covenants set forth below are and shall remain true.

      9.1 Corporate Status. Each Borrower (i) is duly organized and is and shall remain validly existing and in good standing under the laws of the State of its respective incorporation as shown on Exhibit 9.1, and is and shall remain qualified to do business as a foreign corporation under the laws of the States listed on Exhibit 9.1 and of each other jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect, and (ii) has and shall maintain all requisite power and authority, corporate or otherwise, to conduct its business, to own its property, to execute, deliver and perform all of its obligations under this Agreement and each of the other Loan Documents, and to grant the Liens on the Loan Collateral.

      9.2 Due Authorization; Validity. The signing and delivery of the Loan Documents, the performance by each Borrower of its Obligations under the Loan Documents and the grant of the Liens on or security interests in the Loan Collateral to Agent have been duly authorized by all requisite corporate or other action of each Borrower. This Agreement and each of the other Loan Documents to which they are a party have been duly executed and delivered by each Borrower, and each will constitute, upon the due execution and delivery thereof, the legal, valid, and binding obligations of each Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

      9.3 No Violation. The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which they are a party, and the grant of the Liens on or security interests in the Loan Collateral to Agent, does not and will not (i) constitute a violation of any applicable law, (ii) constitute a breach of any provision contained in any Borrower's Articles or Certificate of Incorporation or By-Laws or contained in any order of any court or other Governmental Authority or in any Applicable Agreement, or (iii) result in the creation or imposition of any Lien on any of any Borrower's properties (other than in favor of Agent hereunder).

      9.4 Use of Loan Proceeds. Each Borrower's uses of the proceeds of the Loans made by Agent to any Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses (duly authorized by each Borrower's Board of Directors). Such uses do not and shall not violate any applicable laws or statutes as in effect as of the date hereof or hereafter. The Loans are not and shall not be secured, directly or indirectly, by any stock for the purpose of purchasing or carrying any margin stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

      9.5 Management; Ownership of Assets; Licenses; Patents. Each Borrower employs and shall continue to employ active, full-time, professional management adequate to handle its affairs, and each Borrower has, and will continue to have, adequate employees, assets, governmental approvals, licenses, patents, copyrights, trademarks and trade names to continue to conduct its business as heretofore and hereafter conducted by it, and all such licenses, patents, copyrights, trademarks and trade names existing as of the Closing Date are described in Exhibit 9.5.

     9.6 Indebtedness. Except for (i) Indebtedness disclosed in the Financials, (ii) the Obligations, (iii) Indebtedness (a) which is unsecured, (b) which is not for borrowed money, (c) which has been incurred in the ordinary course of business, (d) which is not otherwise prohibited under any provision of this Agreement, and (e) the nonpayment of or other default under which would not have a Material Adverse Effect, and (iv) other
Indebtedness permitted to be incurred or paid by a Borrower pursuant to Section 10.10, no Borrower has any Indebtedness. Except as otherwise set forth or reflected in the Financials, no Borrower has guaranteed the obligations of any Person (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the usual course of a Borrower's business).

      9.7 Title to Property; No Liens. Each Borrower has (i) good and indefeasible title to, and ownership of, all of its personal property, including the Collateral and (ii) a validly existing leasehold estate in all real property used in its business, except the real property located at 3551 Doniphan Drive, Neosha, Missouri 64850, in which Sabreliner owns good and marketable fee simple title, in each case free and clear of all Liens except to the extent of Permitted Liens.

      9.8 Restrictions; Labor Disputes; Labor Contracts. Except as described in Exhibit 9.8, no Borrower is a party or subject to any charge, corporate restriction, judgment, decree or order, for which any Borrower's compliance or non-compliance could have a Material Adverse Effect. Except as described on Exhibit 9.8, no Borrower is (i) a party to any written employment contract or labor contract or (ii) the subject of any labor dispute.

      9.9 No Violation of Law. Except as described on Exhibit 9.9, no Borrower is in violation of any applicable statute, regulation or ordinance of any Governmental Authority (including, but not by way of limitation, any such statute, regulation or ordinance relating to ecology, human health or the environment), which violation could reasonably be expected to have a Material Adverse Effect. All Inventory manufactured and produced by each Borrower has been manufactured and produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor.

      9.10 Hazardous Substances. Except as described on Exhibit 9.10, (i) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency are pending or, to the knowledge of any Borrower, threatened in connection with any Environmental Activity; (ii) to the best knowledge of any Borrower, no asbestos has been integrated into any Borrower's property, or any component thereof in such manner or quantity as may reasonably be expected to or in fact does pose a threat to human health or the value of any Borrower's property; (iii) the Use of any Borrower's property will not result in any Environmental Activity in material violation of any applicable Environmental Requirements; (iv) to the best knowledge of any Borrower, no occurrence or condition on any real property adjoining any of any Borrower's property exists which could cause any of a Borrower's property or any part thereof to be subject to any restrictions on ownership, occupancy, transferability or operation under any Environmental Requirements; (vi) to the best knowledge of any Borrower, none of any Borrower's property has been used for the disposal of Hazardous Substances or has been the site of any Release in a reportable quantity (as defined under applicable Environmental
Law) of Hazardous Substances; (vii) to the best knowledge of any Borrower, none of any Borrower's business operations have contaminated lands, waters or other property of others with Hazardous Substances; (viii) to the best knowledge of any Borrower, no underground or above ground storage tank (regardless of contents) has been in the past, or is now, located on, at or beneath any of a Borrower's property; and (ix) to the best knowledge of any Borrower, none of any Borrower's property has been used for the production, treatment, storage, generation, disposal or Release of any Hazardous Substance other than in material accordance with applicable Environmental Law, except to the extent that any material non-compliance with applicable Environmental Law arising from the past production, treatment, storage, generation, disposal or Release of any Hazardous Substance has been cured in accordance with applicable Environmental Law.

      9.11 Absence of Default. Except as described on Exhibit 9.11, no Borrower is in default under any Applicable Agreement and has not received any notice of breach, termination or acceleration or demand for adequate assurances under any Applicable Agreement, which default, breach, termination, acceleration or demand has, or can reasonably be expected to have, a Material Adverse Effect.

      9.12 Accuracy of Financials; No Material Changes. The Financials have been prepared in accordance with GAAP consistently applied and fairly present in all material respects each Borrower's assets, liabilities and financial condition and results of operations and those of such other Persons described therein as of the date thereof (subject in each case to normal year-end adjustments and the lack of footnotes in the case of interim or proforma Financials). There are no omissions from the Financials or other facts or circumstances not reflected in the Financials which are or may be material, and there has been no material and adverse change in any Borrower's assets, liabilities or financial condition since the date of the most recent Financials nor has there been any material damage to or loss of any of any Borrower's assets or properties since such date. Each Borrower's outstanding advances to any Person do not constitute any equity or long term investment in any Person which is not reflected in the Financials.

      9.13 Pension Plans. Except as described on Exhibit 9.13, neither any Borrower nor any Controlled Group member has ever sponsored, maintained, or contributed (or become obligated to sponsor, maintain, or contribute) to a Pension Plan subject to Title IV of ERISA. To any Borrower's knowledge, no "prohibited transaction," as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for which no exemption exists under Sections 407 or 408 of ERISA or Sections 4975(c)(2) or 4975(d) of the Internal Revenue Code, has occurred or is continuing as to any Pension Plan of any Borrower or any Controlled Group member, which poses a threat of the imposition of taxes or penalties against such Pension Plans (or trusts related thereto), the imposition or payment of which could have a Material Adverse Effect. Each Pension Plan that is intended to meet the requirements of qualified pension benefit plans under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter to that effect under the Internal Revenue Code or application for such determination letter has been made with respect thereto, and neither any Borrower nor, to any Borrower's knowledge (after making due inquiries), any Controlled Group member has violated such requirements with respect to any Pension Plan.

      9.14 Taxes and Other Charges. Each Borrower has filed all federal, state and local tax returns and other reports which it is required by law to file. Each Borrower has paid all taxes, assessments and other similar charges that are due and payable except for any such taxes, assessments or charges which are being contested in good faith in accordance with the terms of Section
10.9. Each Borrower has withheld all employee and similar taxes which it is required by law to withhold and has maintained adequate reserves for the payment of all taxes and similar charges. Except as set forth in Exhibit 9.14, no tax Liens have been filed with respect to any Borrower and, to the knowledge of each Borrower (after due inquiry), no claims are being asserted with respect to any such taxes, assessments or charges (and
Borrower is not aware of any reasonable basis for any such claims).

      9.15 No Litigation. Except as set forth in Exhibit 9.15, there is not any litigation, action or proceeding pending or, to any Borrower's knowledge (after due inquiry), threatened, against any Borrower, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      9.16 No Brokerage Fee. No brokerage, finder's or similar fee or commission is due to any Person by reason of any Borrower entering into this Agreement or by reason of any of the transactions contemplated hereby, and each Borrower shall indemnify and hold Agent and Lenders harmless from all such fees and commissions.

      9.17 Affiliates. All Persons who are Borrower's Affiliates are identified in Exhibit 9.17. Other than Midcoast, Little-Rock, Sabreliner International Corporation, Sabreliner Realty, Inc., Midcoast Realty, Inc., SabreTech, Dimension, and Turbotech, Sabreliner has no Subsidiaries. Other than Little Rock, Midcoast has no Subsidiaries. None of Little Rock, Sabreliner International Corporation, SabreTech, Dimension, or Turbotech has any Subsidiaries.

      9.18 Capitalization; Warrants. Exhibit 9.18 sets forth, with respect to each Borrower, the number of shares of capital stock which are authorized and the number of such shares which are outstanding. Each outstanding share of capital stock is a common share and is duly authorized, validly issued, fully paid and nonassessable. Set forth in Exhibit 9.18 is a complete and accurate list of all Persons who are record and beneficial owners of the capital stock of Borrowers. All warrants, subscriptions, options, instruments and agreements under which any shares of capital stock of any Borrower are or may be redeemed, retired, encumbered, bought, sold or issued are described in Exhibit 9.18.

      9.19 Noncompetition Agreements. No Borrower is subject to any contract or agreement containing a covenant not to compete in any line of business with any Person.

      9.20 Deposit and Other Accounts. All of the accounts maintained by any Borrower with any bank, brokerage house or other financial institution are set forth in Exhibit 9.20, and none of such other accounts (other than accounts designated as "Payroll Accounts" or "Disbursement Accounts") is subject to withdrawal other than by transfers of amounts therein to the Locked Boxes, a Transfer Account, a Special Account, or a Blocked Account.

      9.21 Solvency. Each Borrower and each of its Affiliates (other than a Borrower's officers and directors and, in the case of Sabreliner, its officers, directors, or shareholders), as the case may be, will be Solvent after (i) receipt and application of the Loans in accordance with the terms of this Agreement, (ii) the execution and delivery of this Agreement and the other Loan Documents to which any of them is a party, and (iii) the filing of any financing statements or other perfecting notices or actions in connection with this Agreement.

      9.22 Full Disclosure. The representations and warranties made by Borrowers or their Affiliates in this Agreement, any other Loan Document, or in any other document furnished from time to time in connection herewith or therewith do not contain and will not contain, at the time the representations and warranties are made or such document furnished, any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or any of its Affiliates which is not set forth in the Loan Documents which could reasonably be expected to have a Material Adverse Effect.

      9.23 Casualties. Except as set forth on Exhibit 9.23, neither the business nor the properties of any Borrower are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty loss (whether or not covered by insurance) which has any Material Adverse Effect.

      9.24 Leases. Except as listed on Exhibit 9.24, no Borrower is a party to any lease, assignment, sublease, or other agreement relating to any real property or leasehold interest in real property or any material equipment or other material personal property. Exhibit 9.24 correctly sets forth each lease, assignment, sublease and other agreement, existing as of the Closing Date to which any Borrower is a party relating to (i) any real property or leasehold interest in real property or (ii) any material equipment or other material personal property.

      9.25 Insurance Policies. Exhibit 9.25 correctly sets forth all of the insurance policies maintained by each Borrower, including the carriers thereof, and the types of coverage and insured amounts covered thereby.

     9.26 Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body, or any other Person is required for the due execution, delivery and performance by any Borrower of any Loan Document to which it is or will be a party, other than notices under the Assignment of Claims Law.

     9.27 Updating Representations and Warranties. To the extent necessary to cause the representations and warranties set forth in Section 9 to remain true, complete and accurate as of the date hereof and as of each day on which a Loan is made hereunder, each Borrower shall update in writing any Exhibits provided for in
Section 9 promptly upon learning of any circumstance which has the effect of making any such representation or warranty contained in Section 9 untrue or misleading. The requirement of each Borrower to update any Exhibit provided for herein is not, and may not be construed to be, a cure of any Event of Default occurring prior to any such update or existing at the time of any such update without the written waiver of such Event of Default by Required Lenders; provided, however, that no Event of Default shall arise or be deemed to have arisen with respect to any event occurring after the date hereof which is the subject of any update of any Exhibit, other than events which constitute a breach or other violation of a covenant set forth in Section 10 or an Event of Default set forth in Section 13.1 (other than
Section 13.1(i)(e)(i)), so long as Borrowers shall have provided such an update to Agent and Lenders on or prior to the earlier of
(i) 10 days after the occurrence of any such event and (ii) the advance by Lenders of Revolving Loans, net of repayments of Revolving Loans, in an aggregate amount in excess of $2,000,000 or the request by any Borrower for the issuance by Issuing Lender of a Letter of Credit.

10. COVENANTS. Until the Obligations are fully paid, performed and satisfied and this Agreement is terminated, each Borrower will observe, perform, and comply with each of the covenants set forth below in this Section 10.

     10.1 Payment of Certain Expenses. Each Borrower will pay to Agent immediately any and all fees, costs and expenses which Agent pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on any Borrower's behalf, by Agent of proceeds of Loans made by Lenders to any Borrower pursuant to this Agreement, and (ii) the depositing for collection by Agent of any check or item of payment received or delivered to Agent on account of the Obligations. Each Borrower will reimburse Agent, immediately, for any claims asserted by any bank at which a Blocked Account is established for the deposit of proceeds of the Loan Collateral in connection with such Blocked Account or any returned or uncollected checks received by such bank as proceeds of the Loan Collateral.

      10.2 Notice of Litigation. Each Borrower will notify Agent in writing, promptly on a Borrower's learning thereof, of any litigation, suit or administrative proceeding (i) if any Borrower, as of any date, has pending any claims, suits, proceedings or litigation which seeks more than $1,000,000 in the aggregate or (ii) that seeks (a) more than $250,000 in monetary damages, fines or civil awards or (b) any relief other than a monetary award (e.g., criminal sanctions or an injunction), whether any Borrower considers any of such matters to be covered by insurance or to have no Material Adverse Effect; provided, however that a Borrower will not be required to give Agent such notice with respect to corrosion claims which are covered by insurance and which the Borrower does not reasonably expect will have a Material Adverse Effect.

      10.3 Notice of ERISA Events. Each Borrower will notify Agent in writing (i) within 30 days of the adoption by any Borrower or any Controlled Group member of any Pension Plan subject to Title IV of ERISA; (ii) within 30 days of the occurrence of any Reportable Event, and (iii) 90 days prior to any termination, partial termination or merger of a Pension Plan subject to Title IV of ERISA or a transfer of assets from a Pension Plan subject to Title IV of ERISA.

      10.4 Notice of Labor Disputes. Each Borrower will notify Agent in writing (i), promptly on a Borrower's learning thereof, of (a) any labor dispute to which any Borrower may become a party and which may have a Material Adverse Effect or (b) any strikes, walkouts, or lockouts relating to any of its plants or other facilities, and (iii) the entering into of any labor contract relating to any of its plants or other facilities.

      10.5 Compliance with Laws. Each Borrower will comply with the requirements of all applicable laws, statutes, regulations, rules or ordinances of any Governmental Authority, the noncompliance with which would have a Material Adverse Effect.

      10.6 Notice of Violations of Law, Tax Assessments. Each Borrower will notify Agent in writing, promptly on a Borrower's learning thereof, of any violation of any law, statute, regulation, rule or ordinance of any Governmental Authority, and of the imposition of any federal, state or local tax withholding or assessment, applicable to any Borrower, the violation or imposition of which would have a Material Adverse Effect. Each Borrower will (i) provide Agent with copies of all material communications between a Borrower and any governmental agencies or other authorities which relate to Environmental Activities, Environmental Requirements, or Hazardous Substances affecting Borrowers; and (ii) notify Agent immediately after obtaining knowledge of a Release or alleged Release in a reportable quantity (as defined under applicable Environmental Law) of any Hazardous Substance on, in, under or affecting any Borrower's property or any surrounding area, and any material noncompliance with any Environmental Requirement.

      10.7 Notice of Certain Matters Under Applicable Agreements. Each Borrower will notify Agent in writing (i) within three Business Days after the earlier of when a Borrower learns or is notified of the occurrence, of (a) any material breach by any Borrower of, a notice of termination or acceleration or demand for adequate assurances under, any Applicable Agreement (other than the Senior Notes Indenture or any of the Senior Notes) or
(b) any Senior Notes Default, and (ii) of any modification, waiver or amendment of any terms or provisions under, or applicable  to,  any  of the Senior Notes  or  the  Senior  Notes
Indenture within three Business Days after the applicable modification, waiver or amendment of any of the Senior Notes or the Senior Notes Indenture, subject to Section 10.16, and will promptly provide copies thereof to Agent.

     10.8 Notice of Customer Defaults. Each Borrower will notify Agent in writing, promptly upon the later of the occurrence thereof and Borrower's obtaining knowledge thereof, of any default by any obligor under any note or other evidence of debt payable to any Borrower in an aggregate amount in excess of $25,000 or of anything which could reasonably be expected to have a material adverse effect on the credit of a customer of a Borrower.

      10.9 Taxes and Charges. Each Borrower will (i) file all federal, state and local tax returns and other reports which it is required by law to file, (ii) pay all taxes, assessments and other similar charges that are due and payable, (iii) withhold all employee and similar taxes which it is required by law to withhold, and (iv) maintain adequate reserves for the payment of all taxes and similar charges; provided, however, that no such taxes, assessments or charges need be paid during such period as they are being contested in good faith by a Borrower, in appropriate proceedings promptly commenced and diligently prosecuted, if adequate reserves in accordance with GAAP have been set aside on a Borrower's books, and the continuance of such contest does not (a) result in any part of the Loan Collateral or any other property of Borrower being made the subject of (1) any proceeding in foreclosure, (2) any levy or execution (which shall not have been stayed or dismissed), or (3) any seizure or other loss and (b) prevent Agent from having a perfected first priority security interest in the Loan Collateral or with respect to future advances made hereunder; and provided, further, that a Borrower will promptly pay such tax, assessment or charge when the dispute is finally settled.

      10.10      Indebtedness; Guaranties.  (i)  Other  than  the
Obligations and as set forth in Exhibit 10.10, no Borrower will incur any Indebtedness other than:

                (a) Indebtedness reflected in the Financials so long as such Indebtedness shall not be secured by any of the Loan
Collateral, which Indebtedness includes the Senior Notes and any guarantees thereof;

                (b) Indebtedness (1) which is unsecured, (2) which is not for borrowed money, or the issuance of any letter of credit, acceptance transaction, or similar credit instrument or facility (exclusive of Interest Rate Agreements), (3) which is incurred in the ordinary course of business, (4) which is not otherwise prohibited under any provision of this Agreement, and
(5)  for  which the incurrence of which would not have a Material
Adverse Effect;

               (c) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 10.9;

                (d) Indebtedness under capitalized leases or purchase money financing if the total amount of such Indebtedness during any period does not exceed the maximum amount permitted during such period for capital expenditures pursuant to Section 5 of Exhibit 10.29; or

                (e) Indebtedness in respect of judgments or awards which (1) have been vacated, discharged or stayed within 10 days of the entry thereof or have been in force for less than the applicable appeal period so long as execution is not levied thereunder (or in respect of which (A) a Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and (B) a stay of execution shall have been obtained pending such appeal or review), and (2) (A) are not, in the aggregate, in an amount in excess of $750,000 (and individually in excess of $150,000) over any available insurance coverage, as determined by Agent in its discretion exercised in good faith, in effect to satisfy such judgments or award for which the insurer has admitted in writing its liability for the full amount thereof and (B) do not have a Material Adverse Effect;

                (f) Refinancing Indebtedness, as defined in the Senior Notes Indenture, which is unsecured;

                (g) Indebtedness which is unsecured and in respect of performance, completion, guarantee, surety and similar bonds provided by Borrowers in the ordinary course of business;

                (h) Indebtedness consisting of obligations in respect of purchase price adjustments, guarantees or indemnities in connection with the acquisition or disposition of assets;

                  (i) Interest Rate Agreements covering Indebtedness (which Indebtedness (I) bears interest at fluctuating interest rates and (II) is otherwise permitted to be incurred under this Section 10.10), in each case, only if the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates;

                (j) Indebtedness represented by foreign currency exchange agreements; provided that (I) such agreements are related to contracts with customers entered into in the ordinary course of business; (II) such agreements cover an amount of foreign currency not in excess of the amount receivable under such customer contracts; and (III) such agreements are entered into in good faith for the purpose of protecting a Borrower
against   changes  in  foreign  exchange  rates   and   not   for
speculation;

                (k) Indebtedness of a Borrower to and held by another Borrower that is unsecured and subordinated in right of payment to the Obligations; provided, however, that the terms of such subordination shall prohibit any payment in respect of such Indebtedness (I) upon distribution of any assets of a Borrower or in a bankruptcy or similar proceeding relating to a Borrower and
(II) during the continuance of an Event of Default or an event which, with the giving of notice or the passage of time would be an Event of Default;

               (l) Any Sale Leaseback Transaction, as defined in the Senior Notes Indenture, which is permitted under the terms of the Senior Notes Indenture, without regard to any modification, waiver or amendment of the Senior Notes Indenture as to which Required Lenders do not give prior consent;

                (m) To the extent permitted by the Senior Notes Indenture (without regard to any modification, waiver or amendment of the Senior Notes Indenture as to which Required Lenders do not give prior consent), Indebtedness of any Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by a Borrower (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by a Borrower or otherwise in contemplation thereof), provided that such Indebtedness, and the security therefor, does not prevent
the   acquisition  of  the  Subsidiary  from  being  a  Permitted
Acquisition; and

                (n) in addition to any other Indebtedness, up to $5,000,000 aggregate principal amount of Indebtedness at any one time outstanding, so long as such Indebtedness is not secured by any of the Loan Collateral;

provided,  that  no Indebtedness otherwise permitted  under  this
Section 10.10 to be incurred shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Event of Default shall have occurred and be continuing.

           (ii) No Borrower will guaranty or enter into any agreements of guaranty or indemnity of the obligations of any Person other than another Borrower (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the usual course of a Borrower's business), except to the extent that guaranty or indemnity, and the Indebtedness relative to the guaranty or indemnity, are both (a) permitted under the provisions of Section 10.10(i) and (b) permitted under the Senior Notes Indenture (without regard to any modification, waiver or amendment of the Senior Notes Indenture as to which Required Lenders do not give prior consent).

      10.11 Restrictions. No Borrower will become a party or subject to any charge, corporate restriction, judgment, decree or order or enter into any contract, agreement or arrangement, which, in any case, could have a Material Adverse Effect.

      10.12 Pension Plans. No Borrower will permit any Reportable Event or "prohibited transaction" (as defined by ERISA) for which no exemption exists under Sections 407 or 408 of ERISA or Sections 4975(c)(2) or 4975(d) of the Internal Revenue Code to occur or to continue as to any Pension Plan of any Borrower or any Controlled Group member, which poses a threat of
(i) termination of such Pension Plans (or trusts related thereto), which termination could have a Material Adverse Effect or (ii) the imposition of taxes or penalties against such Pension Plans (or trusts related thereto), the imposition or payment of which could have a Material Adverse Effect. With respect to each Pension Plan that is intended to meet the requirements of qualified pension benefit plans under Section 401(a) of the
Internal Revenue Code, each Borrower and the applicable Controlled Group members shall continue to maintain the qualified status of such Pension Plans, and all contributions to Pension Plans which each Borrower or any member of the Controlled Group is obligated to make shall be timely made when due, unless the failure to do so would not have a Material Adverse Effect. No Borrower will, and each Borrower will not permit any Controlled Group member to, incur any liability to the Pension Benefit Guaranty Corporation, other than the liability for premium payments under Section 4007 of ERISA, in connection with any Pension Plan, the incurrence of which could have a Materially Adverse Effect.

      10.13     Solvency.  Each Borrower will continue to be, and
will  cause its Affiliates (other than a Borrower's officers  and
directors   and,  in  the  case  of  Sabreliner,  its   officers,
directors, or shareholders) to continue to be, Solvent.

     10.14 Property Insurance. Each Borrower will insure all of its real and personal property, including the Loan Collateral, against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Agent shall specify in amounts and under policies by insurers reasonably acceptable to Required Lenders. The policies or a certificate thereof signed by the insurer evidencing that such insurance coverage is in effect for periods of not less than one year shall be delivered to Agent within 5 Business Days after the issuance of the policies to Borrower and after each renewal thereof. All premiums  thereon  shall be paid when due  so  as  to  keep  such insurance in full force and effect at all times. Each such policy shall name Agent and Lenders (and no other party) as loss payee with respect to Inventory under a clause acceptable to Agent and shall provide that such policy may not be amended or canceled without 30 days' prior written notice to Agent and Lenders. If a Borrower fails to do so, Agent may (but shall not be required to) procure such insurance and charge the cost to Borrowers' account as part of the Obligations payable on demand and secured by the Loan Collateral.

      10.15 Liability Insurance. Each Borrower will, at all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption, product liability and other insurance as may be reasonably required by Required Lenders, such insurance to be provided by insurer(s) reasonably acceptable to Required Lenders. If requested by Agent, such insurance shall name Agent and Lenders (and no other party) as an additional insured containing a severability of interest/cross-liability endorsement acceptable to Agent.

      10.16 Changes to Senior Notes Documents. Without the prior consent of Required Lenders, no Borrower may directly or indirectly permit the modification, waiver or amendment of (i) any of the terms of payment (including, but not limited to, interest or premium provisions) of or applicable to, or the provisions governing the priority of or security for the payment and performance of the obligations under or applicable to, or acceleration provisions of or applicable to, the Senior Notes Indenture or any of the Senior Notes or (ii) any other material term of or applicable to the Senior Notes Indenture or any of the Senior Notes. For purposes of this Section 10.16, "material" means any modification, waiver, or amendment of the Senior Notes Indenture or any of the Senior Notes which, in Agent's and Lenders' judgment exercised in good faith, could (a) adversely affect Agent's or Lenders' rights or remedies under the Loan
Documents, the value of the Loan Collateral, or Agent's and Lenders' security interest in or other Lien on the Loan Collateral (including the priority of Agent's or Lenders' interests) or (b) create or result in an Event of Default.

     10.17 Merger. No Borrower, without the prior consent of Required Lenders, may merge or consolidate or be merged or consolidated with or into any other corporation (other than with or into another Borrower or in a Permitted Acquisition), or otherwise reorganize, liquidate or wind-up or dissolve itself. No Borrower will (i) purchase or otherwise acquire (a) all or substantially all of the assets of any Person or (b) any partnership, joint venture or limited liability company interest in or with any Person or (ii) purchase the securities of, create, form or invest in any Subsidiary without the prior written consent of Required Lenders, except that, so long as an Event of Default does not then exist and is not created thereby, a Borrower may make Permitted Acquisitions. Borrowers will sign all amendments to the Loan Documents which are required by Agent in connection with any Permitted Acquisition.

      10.18 Investments. Other than as disclosed in Exhibit 10.18, no Borrower will invest in or purchase any stock or securities of any Person except (i) any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;
(iii) commercial paper issued by a corporation that is not an Affiliate of a Borrower and is organized under the laws of any state of the United States or the District of Columbia and rated at least A by Standard & Poor's or at least P-1 by Moody's; (iv) as permitted by Section 10.17; and (v) investments in or purchases of any stock or securities of any Person, which Person is not, and does not thereby become, a Subsidiary, in an aggregate amount not to exceed $7,500,000 at any one time outstanding.

     10.19     Distributions; Loans; Fees.

          10.19.1 Sabreliner Restrictions. Sabreliner will not directly or indirectly (i) declare or pay cash or stock distributions or dividends upon any of its stock (including any preferred stock) now or hereafter issued by Sabreliner, (ii) make any distributions of Sabreliner's assets, (iii) incur, permit, or make any loans, advances or extensions of credit to any Person, including any of Sabreliner's Affiliates, officers or employees, or (iv) pay any consulting, management or directors' fees to or for the account of any shareholder, director, or officer of Sabreliner except: (a) that Sabreliner may take the actions described in the foregoing clauses 10.19.1(i) through (iv) with the prior consent of Required Lenders; (b) that Sabreliner may take the actions described in the foregoing clause 10.19.1(i) to the extent permitted or not prohibited by Section 4.03 of the Senior Notes Indenture (without regard to any modification, waiver or amendment of the Senior Notes Indenture as to which Required Lenders do not give prior consent); (c) that Sabreliner may make cash loans, cash advances, or cash extensions of credit to any Subsidiary of Sabreliner ("Subsidiary Loans") if each of the following conditions is met: (1) an Event of Default has not occurred or is continuing and (2) all Subsidiary Loans to all Subsidiaries of Sabreliner which are not a Borrower or an Additional Borrower do not exceed, as of any date, $2,500,000 in the aggregate; and (d) as permitted by Section 10.22.

            10.19.2 Other Borrowers Restrictions. None of Midcoast, Little Rock, SabreTech, Dimension, Turbotech or any Additional Borrower ("Other Borrowers") will directly or indirectly (i) transfer or make any distributions of any of its properties or assets except to Sabreliner (exclusive of any Loan Collateral), (ii) incur, permit, or make any loans, advances or extensions of credit to any Person, including any of any Other Borrower's Affiliates, officers or employees, or (iii) pay any consulting, management or directors' fees to or for the account of any shareholder, director, or officer of any Other Borrower except that (a) any Other Borrower may take the actions described in the foregoing clauses 10.19.2(i) through (iii) with the prior consent of Required Lenders; or (b) any Other Borrower may make any loans or advances to Sabreliner; or (c) as permitted by
Section 10.22.

      10.20 Stock Rights. No Borrower will (i) change the rights or obligations associated with, or the terms of, any class of stock now issued by a Borrower or (ii) issue any new class of stock of a Borrower without the prior written consent of Required Lenders.

      10.21 Capital Structure; Fiscal Year. No Borrower will make any change (i) in its capital structure or (ii) in any of its business objectives, purposes and operations which might in any way have a Material Adverse Effect. No Borrower will change its fiscal year without the prior consent of Required Lenders, which consent will not be unreasonably withheld.

      10.22 Affiliate Transactions; Management Fees. No Borrower will enter into, or be a party to, any transaction with any of a Borrower's Affiliates except (i) those transactions meeting the following conditions: transactions (a) in the ordinary course of business pursuant to the reasonable requirements of a Borrower's business and (b) on fair and reasonable terms which are fully disclosed to Agent and are no less favorable to a Borrower than a Borrower could obtain in a comparable arm's length transaction with a Person who is not any Borrower's Affiliate and (ii) as permitted by Section 10.19. No Borrower will pay any consulting, management or directors' fees to or for the account of any shareholder, director, or officer of any Borrower, other than in the ordinary course of business as presently conducted.

      10.23      Operating  Account.   At  all  times  until  the
Obligations are fully paid and satisfied, each Borrower will maintain its primary operating account with Agent.

      10.24 Compensating Balance. Except at such times that Sabreliner is using Agent's investment management services for investing Sabreliner's excess cash, Borrowers shall maintain a compensating balance in an account with Agent in an aggregate amount not less than $1,000,000; provided that Borrowers may use the cash in such account to the extent necessary to cure any Deficiency.

      10.25 Sale of Assets. No Borrower will sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of its assets, including the Loan Collateral except (i) the transfers of any properties or assets of any Other Borrower (as defined in
Section 10.19) to Sabreliner (exclusive of Loan Collateral); (ii) the sale of inventory in the ordinary course of business; however, a sale in the ordinary course of business will not include a transfer in total or partial satisfaction of Indebtedness; (iii) the sale of equipment as permitted by clauses
(ii) or (iii) in the definition of Permitted Asset Sale in the Senior Notes Indenture (without regard to any modification, waiver or amendment of the Senior Notes Indenture as to which Required Lenders do not give prior consent); and (iv) the sale of the fixed base operations facility at Lambert Field to the City of St. Louis. All of the proceeds from any disposition of any equipment will be delivered to Agent to be applied by Agent to the repayment of the Obligations in any order thereof Agent may elect and, upon satisfaction of the Obligations, may be applied in accordance with the Senior Notes Indenture.

       10.26 Intervention by Governmental Authority. No Borrower will permit to occur any seizure by, or the vesting of or intervention by or under the jurisdiction of, any Governmental Authority by which any Borrower's management is displaced or its authority in the conduct of its business is materially curtailed.

      10.27 Levy Against Loan Collateral. No Borrower will permit (i) any attachment or distraint of any of the Loan Collateral to occur or (ii) any of the Loan Collateral to become subject, at any time, to any mandatory court order or other legal process.

      10.28 Judgments. No Borrower will permit any judgment or award to be rendered against it (i) (a) in excess of $100,000 (or any number of judgments in excess of $250,000 in the aggregate) over any available insurance coverage, as determined by Agent in its discretion exercised in good faith, in effect to satisfy such judgments or award for which the insurer has admitted in writing its liability for the full amount thereof and
(b) which has a Material Adverse Effect, and (ii) which have not been vacated, discharged or stayed within 30 days of the entry thereof.

      10.29 Financial Covenants. Borrowers will observe, perform and comply with all of the financial covenants contained in Exhibit 10.29 (the "Financial Covenants").

      10.30 No Prepayment of Senior Notes. Sabreliner will not directly or indirectly prepay, in whole or in part, any principal of, or premium or interest on, any of the Senior Notes, except as may be required under the Senior Notes Indenture.

11.  TERMINATION.

      11.1 Termination Date. Unless this Agreement is terminated earlier under Sections 11.3 or 11.4 or renewed as provided in
Section  11.2,  this Agreement shall terminate  on  February  13,
2001.

      11.2 Renewal by Lenders. Unless Borrowers have delivered a Termination Notice to Agent, this Agreement may be extended by Lenders beyond February 13, 2001 for successive one year periods by written notice given by Agent and Lenders to Borrowers of Lenders' intent to so extend this Agreement at least 30 days prior to February 13, 2001, or 30 days prior to February 13th of the calendar year in which this Agreement is to terminate. If Borrowers have not received the notice from Agent and Lenders as set forth in the immediately preceding sentence, this Agreement shall terminate on February 13th of the applicable calendar year.

      11.3 Voluntary Termination by Borrowers. Borrowers may terminate this Agreement (i) by giving Agent and Lenders written notice ("Termination Notice") of the date on which this Agreement is to terminate ("Voluntary Termination Date"), and (ii) by paying on any such Voluntary Termination Date (a) all Obligations and (b) as compensation to Lenders for loss of bargain with respect to the credit advanced hereunder, and not as a penalty, a termination fee in amounts as set forth below:

          Voluntary Termination Date         Termination Fee

          On or before February 13, 2000     $250,000

          After February 13, 2000       $0

     11.4 Acceleration upon Termination. Upon the effective date of termination under Section 11.1 or Section 14.1, (i) all Loans and all other Obligations will automatically and immediately become due and payable, and (ii) the obligations of Agent and Lenders to Borrowers under this Agreement will automatically terminate immediately, without notice or demand, which each Borrower hereby expressly waives.

       11.5 Borrowers Remain Liable. Notwithstanding any termination of this Agreement, until all of the Obligations have been fully performed, paid and satisfied, each Borrower shall remain liable for the full and prompt performance and payment of the Obligations and the indemnification set forth in Sections
16.7 and 16.9, and Agent and Lenders shall retain all of their rights and privileges under the Loan Documents, including the retention of its Liens on and interest in and to all of the Loan Collateral.

12.  AGENT

     12.1 Appointment. Each Lender hereby irrevocably designates and appoints Star Bank as agent of each Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes Star Bank, as agent for each Lender, to take any and all actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise any and all powers and perform any and all duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents together with any and all other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent will not have any duties or responsibilities except those expressly set forth in this Agreement or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities may be read into this Agreement or any other Loan Document or otherwise exist against Agent. Each Lender affirms the authority of Agent, on behalf Lenders, to have entered into each of the Loan Documents executed on or after the Original Closing Date and before the Closing Date and hereby authorizes and directs Agent to enter into the Loan Documents entered into on the Closing Date and thereafter.

      12.2 Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and will be entitled to advice of counsel concerning all matters pertaining to those duties. Agent will not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in good faith.

      12.3 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates may be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender (a) for any recitals, statements, representations or warranties made by any Borrower or any officer of any Borrower contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to, or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, (b) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, (c) the value of the Loan Collateral, the perfection or priority of any interest of Agent or Lenders in the Loan Collateral purported to be created or perfected by the Loan Documents, or with respect to rights and interests pertaining to the Loan Documents, (d) for any failure of any
Borrower to perform its obligations under this Agreement or any other Loan Document, (e) for any loss or depreciation of, lack of insurance on, or failure to realize on, any Loan Collateral or for the failure or delay in collecting or receiving payment of any sums from any Borrower, or for any mistake, omission, or error of judgment in passing upon or accepting any Loan Collateral, or in the making of any examination, or for granting extensions or indulgences to any Borrower permitted to be made hereunder, or (f) with respect to the income or withholding tax status with respect to any interest on, or fees in respect of, the Loans or the Letters of Credit. Agent will not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

     12.4 Reliance by Agent. Agent will be entitled to rely, and will be fully protected in relying, on any agreement, instrument,, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and on advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by Agent. Agent may deem and treat each Lender as the owner of its Loans and participations in the Letter of Credit Exposure for all purposes unless an assignment thereof has been made in accordance with the terms of this Agreement. Agent will be fully justified as between itself and Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent has first received such advice or concurrence of Required Lenders as Agent deems appropriate or Agent has been first indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent will in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Required Lenders, and such request and any action taken or failure to act pursuant to that request will be binding on all Lenders and all future holders of the Obligations.

      12.5 Notice of Default. Agent will not be deemed to have knowledge or notice of the occurrence of any Event of Default unless (i) Agent has received notice from a Lender or a Borrower referring to this Agreement, describing the Event of Default and stating that the notice is a "notice of default", or (ii) Agent has actual knowledge of the occurrence of any Event of Default. If Agent receives such a notice or otherwise obtains such actual knowledge, Agent will give notice thereof to Lenders. Subject to the terms of this Agreement, Agent will take such action reasonably promptly with respect to such Event of Default as is reasonably directed by Required Lenders; however, unless and until Agent has received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it believes advisable in the best interests of Lenders. Notwithstanding anything to the contrary in this Section 12, at no time will Agent be required under any circumstance to take any action that, in its sole and absolute judgment, (i) is contrary to the terms of the Loan Documents or applicable law, or (ii) would expose Agent to liability.

      12.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to any Lender and that no act by Agent in the future taken, including any review of the affairs of Borrowers, will be deemed to constitute any representation of warranty by Agent to any Lender. Each Lender represents to Agent that the Lender has, independently and without reliance on Agent or any other Lender, and based on such documents and information as the Lender has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrowers and made its own decision to make its Loans under this Agreement and enter into this Agreement. Each Lender also represents that it will, independently and without reliance on Agent or any other Lender, and based on such documents and information as each Lender deems appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers. Notwithstanding the foregoing in this Section 12.6, Agent will
(i) promptly provide each Lender with copies of (a) each audit report of an auditor of Agent, (b) any reconciliations of a
Borrower's Receivables, Inventory, or payables requested by a Lender that are in Agent's possession and (c) each report, certificate, notice or other document delivered to Agent by Borrower pursuant to Section 8 or Section 10 and requested by a Lender, and (ii) make available, on a Lender's request, the applicable working papers of Agent's auditors (to the extent available) for inspection at Agent's office at 425 Walnut Street, Cincinnati, Ohio. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent under this Agreement, Agent will not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrowers which may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      12.7 Indemnification. Lenders will indemnify Agent in its capacity as such (to the extent not reimbursed by Borrowers and without limiting the obligation of Borrowers to do so), ratably according to their respective Percentage Shares in effect on the date on which indemnification is sought under this Section 12.7
(or, if indemnification is sought after the date on which this Agreement has terminated and the Loans have been paid in full, ratably in accordance with their Percentage Shares immediately before that date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to in this Agreement or in any of the other Loan Documents or the transactions contemplated by this Agreement or by any of the other Loan Documents or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that a Lender will not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if resulting solely from Agent's gross negligence or willful misconduct and the Lender had no part in such action or omission by Agent and did not receive any benefit from such action or omission by Agent. The agreements in this Section 12.7 will survive the payment of the Obligations.

      12.8 Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrowers as though Agent were not the agent under this Agreement and under the other Loan Documents. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, Agent will have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms
"Lender" and "Lenders" will include Agent in its individual capacity.

     12.9 Loan Collateral Matters.

           12.9.1 Perfection/Enforcement Actions. Except as may be limited by this Agreement, Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Loan Collateral which may be necessary or desirable to perfect and maintain perfected the security interest in and Liens on the Loan Collateral granted pursuant to the Loan Documents. Payment and performance of the Obligations under this Agreement and the Security Agreement may be enforced only by the action of Agent, and no Lender will have any right individually to seek to enforce or to enforce payment or performance of the Obligations or any of those agreements, it being understood and agreed that such rights and remedies may be exercised only by Agent, for the benefit of Agent and Lenders, upon the terms of those agreements and this Agreement.

           12.9.2 Release of Loan Collateral. Lenders hereby authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent on any Loan Collateral (i) on termination of this Agreement and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, or (ii) if approved, authorized or ratified in writing by Required Lenders, unless such release is authorized under this Agreement or any of the Loan Documents with the consent only of Agent. On request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Loan Collateral pursuant to this
Section 12.9. In the event of any sale or transfer of Loan Collateral, or any foreclosure with respect to any of the Loan Collateral, Agent is authorized to deduct all of the expenses incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

           12.9.3 Automatic Release of Loan Collateral. Lenders hereby agree that the Liens granted to Agent, for the benefit of the Agent and Lenders, in any property sold or disposed of in accordance with the provisions of Section 10.25(iii) will, if no Event of Default then exists, be automatically released.

          12.9.4 Execution of Release Documents. To the extent, pursuant to the provisions of Sections 12.9.2 and 12.9.3, Agent's execution of a release is required to release the Liens granted to Agent on any sale and transfer of Loan Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by Required Lenders or by all of Lenders, as applicable, and on at least five (5) Business Days prior written request by Borrower, Agent will (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent in the Loan Documents on the Loan Collateral that was sold or transferred; provided that (i) Agent will not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release will not in any manner discharge, affect or impair the Obligations or any Liens on (or obligations or Borrowers in respect of) all interests retained by Borrowers, including the proceeds of the sale, all of which will continue to constitute part of the Loan Collateral.

           12.9.5 Agency for Perfection by Possession. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lender's security interests in property which, in accordance with the UCC or other applicable law, can be perfected only by possession. Should any Lender (other than Agent but inclusive of any Lender's Participant) obtain possession of any collateral or security for the Obligations, Lender will notify Agent and, promptly on Agent's request, Lender will deliver the security or collateral to Agent in accordance with Agent's instructions.

           12.9.6   Expenditures by Agent.   Agent,  without  the
prior  consent  of  Lenders, will have the  right  (but  not  the obligation) to make expenditures, whether before or after the occurrence of an Event of Default, that Agent deems appropriate or necessary to protect or preserve the Loan Collateral, to collect any of the Obligations, to sell, liquidate, dispose of, or otherwise realize on, any of the Loan Collateral, to preserve, interpret, enforce, or defend any rights or remedies of Agent, Lenders, or any of them, conferred by the Loan Documents, or to pay any amounts chargeable to, or payable by, Borrowers pursuant to the Loan Documents (the foregoing expenditures being, "Agent Advances"). Each Lender will reimburse Agent on its demand, to the extent of the Lender's Percentage Share, for all Agent Advances (including legal fees and disbursements) which have not been reimbursed by Borrowers within 10 days after Agent's demand on Borrowers therefor. If any payment required under this
Section 12.9.6 is not, in fact, made by a Lender when due, Agent will be entitled to recover the applicable amount on Agent's demand together with interest on the applicable amount at the Federal Funds Rate, for each day from the date due until the date the applicable amount is paid.

      12.10 No Third Party Beneficiary. The provisions of this Section 12 are solely for the benefit of Agent and Lenders, and none of Borrowers will have any rights as a third party beneficiary of any of the provisions of this Section 12 (except to the extent of its rights under Section 12.9). In performing its functions and duties as Agent under this Agreement and the other Loan Documents, Agent acts solely as the agent of Lenders and does not assume and will not be deemed to have assumed any agency obligation toward, or relationship of agency or trust with or for, any Borrower or any Affiliate of any Borrower.

13.  EVENTS OF DEFAULT

      13.1 Events of Default. (i) Each of the following events, whether or not caused by or within the control of any Borrower, will constitute an "Event of Default" under this Agreement:

                (a) Any Borrower does not pay, when due, any of the Obligations owing to Agent or any Lender, including any amounts required to be paid to Agent under Section 2.4;

                (b) Any Borrower does not observe, perform, or comply with Section 2.4 or any of the Financial Covenants;

                (c) Any Borrower does not observe, perform, or comply with any term or provision of this Agreement or of any of the other Loan Documents (exclusive of those defaults covered by clauses (a), (b) and (d) through (v) of this Section 13.1(i));

                (d) A Borrower fails to make any payment due to any Affiliate of Agent, materially breaches any agreement between the Borrower and any Affiliate of Agent, or makes any material misrepresentation to any Affiliate of Agent;

                (e) Any representation, warranty or statement made by or on behalf of any Borrower, (1) in this Agreement, in connection with this Agreement, in connection with any transaction relating to this Agreement or in any of the other Loan Documents was false in any material respect, in the good faith judgment of Agent, when made or furnished or when treated as being made or furnished or (2) to induce any Lender to make any Loan was false in any material respect, in the good faith judgment of Agent, when made or furnished or when treated as being made or furnished;

               (f) Any Borrower: (1) is not Solvent, (2) becomes generally unable to pay its respective debts as they become due,
(3)  makes a general assignment for the benefit of creditors,  or
(4) calls a meeting of creditors for the composition of debts; or the Board of Directors of a Borrower (or any committee thereof) adopts a resolution authorizing or has otherwise authorized the actions described in subitems (3) or (4) of this clause (f);

                (g)   There is filed by or against any  Borrower,
(1) any case, petition, proceeding or other action under any existing or future bankruptcy, insolvency, reorganization, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or
(2) a custodian, receiver, trustee, sequestrator, or agent is appointed or authorized to take charge of any of its properties;

               (h) Required Lenders, in their judgment exercised in good faith, determine that there has occurred any material and adverse change in the business operations or condition, financial or otherwise, of any Borrower adversely affecting Borrowers' ability to perform any of their payment or other material Obligations under this Agreement or any of the other Loan Documents;

               (i) Any Borrower or Additional Guarantor defaults under its Guaranty or proper demand is made on any such Borrower or Additional Guarantor thereunder;

                (j) There occurs a casualty loss in excess of $1,500,000 with respect to any of the Loan Collateral which is not covered by insurance;

               (k) Required Lenders, in their judgment exercised in good faith, determine that there has occurred any material and adverse change in the aggregate value of, or Agent's or Lenders' rights or interests in, the Loan Collateral with the result that Agent's or Lenders' security for the Obligations is materially diminished;

               (l) (1) Except as provided in clauses (q) and (r) below of this Section 13.1(i), any default occurs under the terms applicable to any Indebtedness of any Borrower in an aggregate amount exceeding $1,000,000 which represents any borrowing or financing or arising under any other Applicable Agreement from, by or with any Person or (2) there occurs a material breach by any Borrower under any Applicable Agreement (other than the ones described in subitem (1) of this clause (l) or clauses (q) and
(r) of this Section 13.1(i)), the result of which breach is the suspension of the other parties' performance thereunder, the delivery of a notice of acceleration, or the termination of such Applicable Agreement;

               (m) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under Section
302(f) of ERISA;

                (n) A Borrower is enjoined, restrained or in any way prevented by order of any Governmental Authority from conducting any material part of its business affairs and such order is not completely stayed, to the sole satisfaction of Agent, or dissolved within one Business Day from the effective date of such order;

                (o) Any Borrower shall voluntarily dissolve or cease to exist, or any final and nonappealable order or judgment shall be entered against a Borrower decreeing its involuntary dissolution;

               (p) There occurs a change in the ownership of (1) Midcoast, SabreTech, Dimension or Turbotech such that Midcoast, SabreTech, Dimension or Turbotech, as applicable, shall cease to be the wholly-owned Subsidiary of Sabreliner; (2) Little Rock such that Little Rock shall cease to be the wholly-owned Subsidiary of Midcoast or Sabreliner (other than a merger of Midcoast and Little Rock); (3) an Additional Borrower such that the Additional Borrower shall cease to be the wholly-owned Subsidiary of a Borrower; or (4) Sabreliner such that F. Holmes Lamoreux shall cease to own directly or indirectly at least 39%, on a fully diluted basis, of the beneficial interest in the issued and outstanding voting securities of Sabreliner, in each case free and clear of all Liens;

                (q) A Senior Notes Default shall have occurred and be continuing, and, as a result of such Senior Notes Default, the unpaid principal (or any part thereof) of any of the Senior
Notes shall have been declared to be due and payable;

                (r) A Senior Notes Default consisting of the failure to make a payment when due under the Senior Notes shall have occurred and be continuing;

               (s) Except as otherwise contemplated hereunder or in the Senior Notes Indenture, any fact, event, condition or circumstance (or any set of facts, events, conditions or circumstances) exists, has occurred or is applicable which allows the Holder (as defined in the Senior Notes) of any of the Senior Notes or, as applicable, the Trustee under the Senior Notes Indenture, to require that Sabreliner purchase or repurchase any of the Senior Notes prior to the scheduled maturity date of April 15, 2003;

               (t) In addition to Required Lender's rights under clauses (h) and (k) of this Section 13.1(i) and under the other clauses of this Section 13.1, Required Lenders, in their judgment exercised in good faith, determine that any Environmental Liability has been incurred, exists, or is applicable (1) which has a Material Adverse Effect or (2) by which any Borrower's title to, or its right to use or have access to, its property, including the Loan Collateral, are, in Agent's judgment exercised in good faith, materially affected thereby;

                (u) There is enacted any legislation (federal, state or local) which allows any Person to obtain a Lien on the Loan Collateral which is superior to the Liens and interests of Agent or Lenders on and in such property, and, in Agent's discretion exercised in good faith, there are not sufficient measures in place to protect Agent or Lenders against the imposition of such a superior Lien; or

               (v)  The audit report required pursuant to Section
8.7 is not an unqualified audit report, unless the reason for qualification is not material to Borrowers' financial condition, taken as a whole, in Required Lenders' judgment exercised in good faith.

           (ii) Each Event of Default will be deemed continuing until it is waived in writing by Required Lenders or cured.

      13.2 Cure Periods. (i) Subject to Section 13.2(ii), any Borrower's failure to comply with the terms of any of Sections
8.3 through, and including, 8.10 will be considered an Event of Default for purposes of Section 14.1 only if Borrowers fail to cure the default within ten (10) days after the earlier of (a) the date on which any Borrower has knowledge of the existence of such event or condition or (b) the date on which Agent notifies Borrowers of the existence of such event or condition.

          (ii) Section 13.2(i) will not be applicable with regard to (a) any default which by its nature is not susceptible of cure, (b) a default if, within the 12 calendar months immediately preceding the occurrence of such default, any Borrower has previously breached the same provision of this Agreement, or (c) any default, as a result of which Agent believes, in good faith, that there exists an immediate risk, threat, or danger to the value of the Loan Collateral, Agent's or Lenders' interests in the Loan Collateral, or the collectibility of the Obligations.

            (iii)      Notwithstanding  any  period  of  cure  as
provided in Section 13.2(i), all of Agent's and Lenders' rights under the Loan Documents during the continuance of an Event of Default (subject to Section 13.2(i)), including the interest rate described in Section 3.1 applicable during the continuance of an Event of Default, will, at the option of Required Lenders, be applicable until any such event is cured to the written satisfaction of Required Lenders.

14.  LENDERS' RIGHTS AND REMEDIES.

      14.1 Acceleration. Upon the occurrence of any Event of Default, in addition to all other rights and remedies provided in the Loan Documents or available at law or in equity, Agent, without further notice or demand but subject to Section 13.2, (i) may, and will if directed by Required Lenders, declare the Loans and all other Obligations to be immediately due and payable (except that with respect to any Event of Default under Section 13.1(i)(f) or Section 13.1(i)(g), such acceleration of the Loans shall be automatic), (ii), to the extent that the maximum amount of the Credit Facility has not yet been used or fully drawn on by Borrowers, may, and will if directed by Required Lenders, terminate Commitments, (iii) may, and will if requested by Required Lenders, terminate this Agreement, and (iv) will have all rights to realize upon, and exercise its rights with respect to, the Loan Collateral pursuant to this Agreement and the other Loan Documents, and as otherwise provided by applicable law. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and not exclusive of any other right or remedy which Agent or Lenders have.

      14.2 Fees and Expenses. Borrowers shall pay to Agent, immediately and as part of the Obligations, all reasonable costs and expenses, including court costs, Attorneys' Fees and costs of sale, incurred by Agent or any Lender in exercising any of its or their rights or remedies under the Loan Documents.

      14.3 Actions in Respect of the Letters of Credit. If any Event of Default shall have occurred and be continuing, Agent may, and will if requested by Required Lenders, whether in addition to taking any of the actions described in Section 14.1 or otherwise, if any Letters of Credit shall have been issued, make demand upon Borrowers to, and forthwith upon such demand Borrowers will, pay to Issuing Lender in same day funds at Issuing Lender's office designated in such demand, for deposit in a special interest bearing cash collateral account (the "Letter of Credit Collateral Account") to be maintained at such office of Issuing Lender, an amount equal to the Letter of Credit Exposure from time to time in existence. The Letter of Credit Collateral Account shall be in the name of Borrowers (as a cash collateral account), but under the sole dominion and control of Issuing Lender (with sole right of withdrawal) and subject to the terms of this Agreement and the other Loan Documents. On each drawing under a Letter of Credit, Issuing Lender shall seek reimbursement from any amounts then on deposit in the Letter of Credit Collateral Account; however, if (i) no amounts are then on deposit in the Letter of Credit Collateral Account, (ii) the amount then on deposit in the Letter of Credit Collateral Account is insufficient to pay the amount of such drawing, or (iii) Issuing Lender is legally prevented or restrained from immediately applying amounts on deposit in the Letter of Credit Collateral Account, then the amount of each unreimbursed drawing under such Letter of Credit and payment required to be made under this Section 14.3 shall automatically be converted into a Revolving Loan made on the date of such drawing for all purposes of this Agreement. To the extent that Issuing Lender applies amounts on deposit in the Letter of Credit Collateral Account as provided in this Section 14.3, and, thereafter, such application (or any portion thereof) is rescinded or any amount so applied must otherwise be returned by Issuing Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, then the amount so rescinded or returned shall automatically be converted into a Revolving Loan made on the date of such drawing for all purposes of this Agreement.

15.  AMENDMENTS; WAIVERS; ASSIGNMENTS; PARTICIPATIONS.

     15.1 Amendments and Waivers.

           15.1.1 Amendments Permitted by Consent of Required Lenders. Neither this Agreement, any other Loan Document, nor any terms of this Agreement or any other Loan Document may be amended, supplemented or modified except in writing and in accordance with the provisions of this Section 15.1. Required Lenders may, or, with the written consent of Required Lenders, Agent may, from time to time, (i) enter with Borrowers into written amendments, supplements or modifications to this Agreement and the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner of rights or obligations of Lenders or Borrowers under this Agreement or under any of the other Loan Documents or (ii) waive at Borrowers' request, on the terms and conditions as Required Lenders or Agent, as the case may be, may specify in the applicable instrument, any of the requirements of this Agreement or the other Loan Documents or any Event of Default and its consequences. However, no proposed waiver and no amendment, supplement or modification of this Agreement or any of the other Loan Documents may be agreed to if the waiver, amendment, supplement or modification would:

                (i) (a) reduce the amount of, or extend the time for payment of, (1) any payment of principal or interest due under this Agreement or any Letter of Credit Document or (2) any Unused Commitment Fee or any LOC Fee, (b) reduce the stated rate of any interest or any Unused Commitment Fee or LOC Fee payable under this Agreement, (c) extend the expiration date of this Agreement, or (d) increase the Commitment of any Lender over the amount of the applicable Commitment then in effect exclusive of any increase which may result from a Permitted Overadvance (as defined below) (it being understood that a waiver of an Event of Default will not constitute a change in the terms of any Commitment of any Lender), in each case without the consent of each Lender affected thereby. Notwithstanding anything to the contrary in this Section 15.1, Agent will have the right, in its discretion and without the consent of any Lender, to make Overadvances (as defined in Section 2.2.1) from time to time on behalf of all Lenders so long as each Overadvance is not for a period longer than 45 days and all Overadvances outstanding as of any date do not exceed an amount equal to ten percent (10%) of the sum of (a) the then Eligible Inventory plus (b) the then Eligible Receivables (Overadvances meeting those conditions being, "Permitted Overadvances");

               (ii) (a) increase the advance rate with respect to Eligible Receivables above 85%, (b) increase the advance rate with respect to Eligible Inventory, exclusive of Pre-Owned Aircraft and Work in Process, above 55%, (c) increase the advance rate with respect to Eligible Inventory of Sabreliner which is Work in Process consisting of work on aircraft engines above 30%,
(d) increase the advance rate with respect to Eligible Inventory of Sabreliner which is Work in Process other than work on aircraft engines above 20%, (e) increase the advance rate with respect to those items of Eligible Inventory which are Pre-Owned Aircraft above 80%, or (f) increase the maximum dollar amount under the express terms of this Agreement attributable to Eligible Receivables or Eligible Inventory (exclusive of any increase which, in any instance, may result from a Permitted Overadvance), in each case without the consent of each Lender affected thereby;

                (iii) amend, modify or waive any provision of this Section 15.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders;

                (iv)  release from the Liens created by the  Loan
Documents all or substantially all of the Loan Collateral (except as expressly permitted in the respective Loan Documents) without the consent of all Lenders;

                (v)   without limiting clause (i) above  of  this
Section  15.1.1, amend, modify or waive any provision of  Section
2.3 without the written consent of Issuing Lender; or

                (vi)  amend,  modify or waive  any  provision  of
Section 12 or of any other provision relating to the rights or obligations of the then Agent without, in each case, the written consent of the then Agent and Lenders.

          15.1.2    Consent Matters.

                (i) If (a) Agent requests a Lender's written consent to any proposed waiver (including any waiver of any Event of Default), amendment, supplement or modification of this Agreement or any of the other Loan Documents pursuant to Section
15.1.1 or for any other matter relating to the Obligations or any of the Loan Documents and (b) the Lender does not notify Agent of the Lender's refusal to grant the consent requested by Agent within 10 days after receipt of Agent's request for the Lender's consent, then the Lender's consent will be treated as having been granted, and Agent and the other Lenders will thereafter be permitted to take the actions described in the request for consent as though the Lender had affirmatively consented to the requested actions.

                (ii) If (a) Agent requests a Lender's written consent to any proposed waiver (including any waiver of any Event of Default), amendment, supplement or modification of this Agreement or any of the other Loan Documents pursuant to Section
15.1.1 or for any other matter relating to the Obligations or any of the Loan Documents and (b) the Lender refuses to give its consent, Agent, at its option, may, at any time within 45 days after the Lender notifies Agent of the Lender's refusal to grant the requested consent, acquire on notice to the applicable Lender (a "Buy-Out Notice") all, but not less than all, of that Lender's Percentage Share of the Loans and its Letter of Credit Exposure by paying to that Lender an amount equal to the unpaid principal balance of the Loans and any Unreimbursed Drawings held by that Lender plus all accrued interest and fees then due to the Lender as set forth in this Agreement. From and after the date on which Agent delivers a Buy-Out Notice to a Lender, Agent and the other Lenders may amend, modify and supplement the Loan Documents or waive any of the provisions of the Loan Documents (including any Event of Default), or all of the foregoing, as though the non-consenting Lender had, in fact, affirmatively consented to the requested actions.

            15.1.3 Binding Effect. Any waiver and any amendment, supplement or modification pursuant to this Section
15.1 will apply to each Lender and shall be binding on Borrowers, Lenders, Agent and all future holders of the Obligations. No waiver by Agent or any Lender will be effective unless it is in writing and then only to the extent specifically stated.

          15.1.4 No Waiver. Failure by Agent or any Lender to exercise any right, remedy or option under this Agreement or in any Loan Document or delay by Agent or any Lender in exercising the same shall not operate as a waiver by Agent or any Lender of its right to exercise any such right, remedy or option.

     15.2 Assignment.

            15.2.1 Borrower Assignments. No Borrower may assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without Lenders' written consent shall be void.

            15.2.2 Lender Assignments. The rights and obligations of a Lender under this Agreement may not be assigned by any Lender without the prior consent of Borrowers, Agent, and Required Lenders. If any Lender assigns, sells or otherwise transfers all or any portion of its rights or obligations under this Agreement except as permitted by this Section 15.2, that Lender's assignee, purchaser or transferee will not acquire any rights or obligations under this Agreement or any of the other Loan Documents and the assigning, selling or transferring Lender will remain obligated as a "Lender" in all respects.

           15.2.3. Benefit; Binding Effect. All of the rights, privileges, remedies and options given to Lenders under the Loan Documents shall inure to the benefit of each Lender's successors and assigns, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of Borrowers and Lenders, respectively.

     15.3 Participations.

           15.3.1 Permitted Participations. Notwithstanding anything to the contrary in Section 15.2, each Lender may grant participations in the Lender's Commitment to other financial institutions (each, a "Participant"); however, regardless of any participation,

           (i) The Lender granting the participation will remain solely liable under this Agreement and the other Loan Documents for the observance, performance and compliance with all of the terms and conditions of this Agreement and the Loan Documents, and no Participant will acquire any rights or interests against Agent or any Lender (other than the Lender granting the Participant's participation) arising out of, under, or in connection with this Agreement or the other Loan Documents or the transactions contemplated by this Agreement or the other Loan Documents, including any rights to approve any amendment to or waiver of this Agreement or any other Loan Document;

           (ii) Each Participant authorizes Agent and Lenders to deal exclusively with the Lender granting the participation; and

           (iii) Each Lender granting a participation will remain the owner of the Obligations held by it.

           15.3.2 Set Off Right. Borrowers agree that if amounts outstanding under this Agreement are due and unpaid or have been declared or have become due and payable, each Participant, to the extent permitted by applicable law, will be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that any Participant exercising that right will be obligated to share with Lenders, as if such participant were a "Lender" under this Agreement, the amount of any such setoff; and provided, further, that if all or any portion of such excess payment or other recovery is thereafter recovered from the Participant by or on behalf of a Borrower, the Participant's obligation to share such excess payment will be rescinded and such payment shall be returned to Participant to the extent of such recovery. No Participant may exercise any such right of setoff except with the consent of Required Lenders.

            15.3.3 Disclosure of Information. Borrowers authorize each Lender granting a participation to disclose to any Participant any and all financial information in the Lender's possession concerning Borrowers which has been delivered to the Lender by Borrowers or Agent pursuant to the Loan Documents or in connection with the Lender's credit evaluation of Borrowers or which has been obtained independently by the Lender in its credit evaluation or audit of Borrowers. Each Participant must agree to keep confidential the information received by it from a Lender regarding Borrowers (i) in the same manner that it keeps confidential the business and financial information of its other commercial customers and (ii) as required by law.

      15.4 Law Requirements. Nothing in the Loan Documents will prohibit any Lender from pledging or assigning its interests in the Loans to any Federal Reserve Bank in accordance with applicable law.

16.  GENERAL.

      16.1 Severability. If any term of this Agreement is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

      16.2 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CINCINNATI, OHIO. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO (WITHOUT REFERENCE TO OHIO CONFLICTS OF LAW PRINCIPLES).

      16.3 WAIVER OF JURISDICTION. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THIS AGREEMENT AND FOR LENDERS TO EXTEND CREDIT TO BORROWERS, EACH BORROWER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE, AT THE SOLE OPTION OF REQUIRED LENDERS, THEIR SUCCESSORS AND ASSIGNS, AND WITHOUT LIMITATION ON THE ABILITY OF AGENT OR LENDERS OR THEIR SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE LOAN COLLATERAL OR INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. AGENT, LENDERS AND BORROWERS EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO AGENT, LENDERS AND BORROWERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 16.8 OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. EACH BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

      16.4 Survival and Continuation of Representations and Warranties. All of each Borrower's representations and warranties contained in this Agreement shall (i) survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto and (ii) remain true until the Obligations are fully performed, paid and satisfied, subject to such changes as may not be prohibited hereby, do not constitute Events of Default hereunder, and have been consented to by Required Lenders in writing.

      16.5 Additional Rights Regarding Loan Collateral. Agent may, in its discretion exercised in good faith, (i) enforce and, to the extent set forth in this Agreement, waive or release any Loan Collateral or portion thereof, (ii) apply such security and direct the order or manner of sale thereof as Required Lenders may, from time to time, determine, and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner, in each case following the occurrence of any Event of Default without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

     16.6 Application of Payments; Revival of Obligations. Agent shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations. To the extent any Borrower makes a payment or payments to Agent or a Lender, or Agent or any Lender receives any payment or proceeds of the Loan Collateral or any other security for any Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment or proceeds had not been received by Agent or a Lender.

      16.7 Fees and Expenses. (i) Each Borrower shall reimburse Agent for all reasonable costs, fees, expenses and obligations incurred by Agent or any Lender or for which Agent or any Lender becomes obligated ("Expenses") in connection with, arising out of, or related to:

                (a) the entering into, negotiation, preparation, closing and enforcement of this Agreement or any of the other
Loan Documents and any of Agent's or any Lender's rights hereunder and thereunder;

                (b) any loans or advances made by a Lender hereunder;

                 (c)    any  transaction  contemplated  by   this
Agreement;

                 (d) any inspection, audit, appraisal, or verification of the Loan Collateral or any Borrower or any proposed Permitted Acquisition (Agent currently charges $450 per diem based on an 8 hour day plus out-of-pocket expenses per auditor or field examiner for the services of its auditors and field examiners and a potentially greater amount if the auditor is not a Star Bank employee); provided, however, that Borrowers shall not be obligated to reimburse any Lender (other than Star
Bank) for any Expenses arising out of any inspection, audit, appraisal, or verification of the Loan Collateral or any Borrower or any proposed Permitted Acquisition; however, such Lender shall be permitted to participate, at its cost and expense, with Agent or Star Bank in any such inspection, audit, appraisal, or verification of the Loan Collateral or any Borrower or any proposed Permitted Acquisition;

                (e) any liability under Section 3505 of the Internal Revenue Code and all other local, state and federal statutes of similar import; and

                (f) with respect to any or all of (1) enforcing any Obligation or in foreclosing against any of the Loan Collateral or exercising or enforcing any other right or remedy available by reason of any Event of Default, (2) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (3) commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to any Borrower and related to or arising out of the transactions contemplated hereby or by any of the Loan Documents, (4) taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise), (5) protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Loan Collateral, or (6) attempting to enforce or enforcing any lien on or security interest in any of the Loan Collateral or any other rights under the Loan Documents.

           (ii) The Expenses (a) will include Attorneys' Fees and reasonable fees of other professionals, all lien search and title search fees, all filing and recording fees and all reasonable travel expenses and (b) are part of the Obligations, payable upon Agent's demand, and will be secured by the Loan Collateral.

           (iii)     The Obligations described under this Section
16.7 shall survive any termination of this Agreement.

       16.8 Notices. Any notice required, permitted or contemplated hereunder shall be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed validly given (i) three days following deposit in the U.S. certified mails (return receipt requested), with proper postage prepaid, or (ii) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement satisfactory with such carrier, made for the payment thereof, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, telex or personal delivery:

To Agent:                Star Bank, National Association
                         425 Walnut Street
                         Cincinnati, Ohio  45202
                         Attention:  Steven C. Kieffner
                         Telecopy No.:  (513) 632-2040

To  a  Lender:                  At its address set forth  on  the
applicable signature page of
                         this Agreement

To Borrowers:                 Sabreliner Corporation
                         Pierre Laclede Center, Suite 1500
                         7733 Forsyth Boulevard
                         St. Louis, Missouri 63105-1821
                         Attention: F. Holmes Lamoreux
                         Telecopy No.: (314) 863-6774

     16.9 Indemnification. In consideration of the execution and delivery of this Agreement by Agent and Lenders and the making of any Loan hereunder, each Borrower hereby indemnifies, exonerates and holds Agent, Lenders and each of their officers, directors, employees, Affiliates, and agents (collectively the "Indemnified Parties" and, individually, as "Indemnified Party") free and harmless from and against any and all actions, causes of action, suits, demands, investigations, obligations, judgments, losses, costs, liabilities, damages, and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), which are incurred by, accrued, asserted, made or brought against, charged to, or recoverable from the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

           (i) any transaction financed or to be financed in whole or in part or directly or indirectly with the proceeds of any Loan;

           (ii) any Remittance deposited into any Blocked Account or Transfer Account which is dishonored or returned for any reason;

           (iii) the entering into and performance of this Agreement and the other Loan Documents by any of the Indemnified
Parties;

          (iv) any breach by any Borrower of any term, provision, representation, warranty or covenant of this Agreement or the other Loan Documents; and

           (v) any Environmental Law (but only if and to the extent that the Indemnified Liabilities resulting from such Environmental Law are related to a Borrower or to the business, operations or assets of a Borrower), regardless of whether or not caused by, or within the control of, any Borrower;

except to the extent that such Indemnified Liabilities are based on an Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, except to the extent that such Indemnified Liabilities have arisen by reason of the Indemnified Party's gross negligence or willful misconduct. The Obligations described under this Section 16.9 shall survive any termination of this Agreement.

      16.10 Additional Waivers by Borrowers. Each Borrower waives presentment and protest of any instrument and notice thereof, and, except as expressly provided in the Loan Documents, demand, notice of default, notice of intent to accelerate, and notice of acceleration of maturity, and all other notices to which any Borrower might otherwise be entitled.

      16.11 Equitable Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Agent and Lenders; therefore, each Borrower agrees that Lenders, if Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     16.12 Entire Agreement; Consents; Counterparts. Subject to Section 2.8, this Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to its subject matter and supersede all previous understandings, written or oral, in respect thereof. Any request from time to time by any Borrower for Agent's or any Lender's consent under any provision in the Loan Documents must be in writing, and any consent to be provided by Agent or any Lender under the Loan Documents from time to time must be in writing in order to be binding; however, neither Agent nor Lender will have any obligation to provide any consent requested by any Borrower, and Agent and Lenders may, for any reason in their discretion exercised in good faith, elect to withhold the requested consent. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, any Borrower by fax transmission (i) may be relied on by Agent and Lenders as if the document were a manually signed original and (ii) will be binding on each Borrower for all purposes of the Loan Documents.

      16.13 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

      16.14 Cumulative Remedies. The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Agent or any Lender does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

      16.15 Further Assurances. Each Borrower agrees to execute and deliver or cause to be executed and delivered any and all further documents and instruments and to take any and all further actions as may be determined by Agent or Required Lenders to be necessary or appropriate to the transactions contemplated herein or in the other Loan Documents.

     16.16 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THIS AGREEMENT AND FOR LENDERS TO EXTEND CREDIT TO BORROWERS, BORROWERS, AGENT AND LENDERS EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN AGENT AND BORROWERS AND BETWEEN LENDERS AND BORROWERS.

     IN WITNESS WHEREOF, this Agreement has been duly executed by Borrowers, Agent and Lenders as of September 25, 1997.

                                   BORROWERS:

ATTEST:                            SABRELINER CORPORATION


                                   By:
Assistant Secretary                     Name:
                                   Title:


ATTEST:                            MIDCOAST AVIATION, INC.


                                   By:
Assistant Secretary                     Name:
                                   Title:


ATTEST:                            MIDCOAST-LITTLE ROCK, INC.


                                   By:
Assistant Secretary                     Name:
                                   Title:
ATTEST:                            SABRETECH, INC.


                                   By:
Assistant Secretary                     Name:
                                   Title:


ATTEST:                            DIMENSION AVIATION, INC.


                                   By:
Assistant Secretary                     Name:
                                   Title:


ATTEST:                            TURBOTECH REPAIRS, INC.

                                   By:
Assistant Secretary                     Name:
                                   Title:

                                   AGENT:

                                   STAR BANK, NATIONAL
                                   ASSOCIATION, as Agent

                                   By:
                                   Name:
                                   Title:

                                   LENDERS:

                                   STAR BANK, NATIONAL
                                   ASSOCIATION

                                   By:
                                   Name:
                                   Title:

                                    Address:  Structured  Capital
Division
                                             425  Walnut  Street,
Location 9220
                                               Cincinnati,   Ohio
45202
                                              Attn:   Steven   C.
Kieffner
                                          Telecopy No.: (513) 632-
2040

                                   CONGRESS FINANCIAL
                                   CORPORATION (CENTRAL)

                                   By:
                                   Name:
                                   Title:

                                     Address:  150  South  Wacker
Drive
                                            Suite 2200
                                              Chicago,   Illinois
60606-4401
                                              Attn:  William   H.
Bloom
Telecopy No.: (312) 332-0424

0173701.06